UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ZYGO CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ZYGO CORPORATION

Laurel Brook Road
Middlefield, Connecticut 06455

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 16, 2011

          The Annual Meeting of Stockholders of ZYGO CORPORATION (our “Company”) will be held at Zygo Corporation, Laurel Brook Drive, Middlefield, Connecticut on November 16, 2011, at 9:00 a.m. local time, for the following purposes:

1.	To elect seven directors for the ensuing year.

2.	To vote on an advisory resolution on executive compensation.

3.	To vote on an advisory vote on the frequency of future advisory votes on executive compensation.

4.	To approve the adoption of the Company’s 2012 Equity Incentive Plan that would reserve 1,650,000 shares of common stock for issuance under this equity incentive plan.

5.

To approve an amendment to the Company’s Employee Stock Purchase Plan that would increase the number of shares reserved for issuance under the plan by 500,000 shares of common stock to an aggregate total of 1,000,000 shares.

6.	To ratify the appointment of the Company’s independent registered public accounting firm.

7.	To act upon any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

          Detailed information with respect to these matters is set forth in the accompanying Proxy Statement. In addition, the Proxy Statement, Annual Report and a form of Proxy Card are available on the Internet at www.proxyvote.com.

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          Stockholders of record at the close of business on September 20, 2011 are entitled to notice of and to vote at the meeting. This year, we will be using the “Notice and Access” method of providing proxy materials to you via the Internet. On or about October 3, 2011, we will mail to our stockholders a Notice of Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2011 Annual Report and vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

By Order of the Board of Directors

JOHN TOMICH,
Vice President, General Counsel and Secretary

October 3, 2011

YOUR VOTE IS IMPORTANT

          Please fill in, date, sign, and return your Proxy Card promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. An admission ticket, which is required for entry into the Annual Meeting, is attached to your Proxy Card. You may still vote in person if you attend the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. In lieu of mailing your Proxy Card, you may choose to submit a proxy via the Internet or by telephone by following the procedures provided on your Proxy Card.

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ZYGO CORPORATION

Laurel Brook Road Middlefield, Connecticut 06455

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 16, 2011

Proxy Solicitation

          This Proxy Statement is furnished to the holders of our Common Stock, par value $.10 per share, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on November 16, 2011, or at any adjournment or postponement of the meeting, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

          Proxies for use at the Annual Meeting are being solicited by our Board of Directors, and will be solicited primarily by mail; however, certain of our officers, directors, and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail or other personal contact. We will bear the cost of all solicitation expenses, including costs of preparing, assembling and mailing proxy material. This year, we will be using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. These rules permit us to furnish proxy materials to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. On or about October 3, 2011, we will mail to most of our stockholders a Notice of Availability of Proxy Materials containing instructions on how to access our Proxy Statement and the Annual Report to Stockholders for the fiscal year ended June 30, 2011 and vote electronically via the Internet. The Notice of Availability also contains instructions on how to receive a paper copy of your proxy materials. We will not be mailing the Notice of Availability to stockholders who had previously elected either to receive notices and access the proxy materials and vote completely electronically via the Internet or to receive paper copies of the proxy materials.

Revocability and Voting of Proxy

          Whether or not you plan to attend the meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided, if you have requested and received paper copies of the proxy materials, or vote by proxy over the telephone or the Internet as instructed in the Notice of Availability of Proxy Materials to ensure your vote is counted. When proxies in the accompanying form are returned properly executed and dated, or the appropriate procedures for submitting a proxy via the Internet or by telephone are followed, the shares represented thereby will be voted at the Annual Meeting. Stockholders may change their vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by sending a written notice of revocation or a duly executed proxy bearing a later date to our Secretary at Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455, or by voting in person at the meeting. If you voted via the Internet or by telephone you may also change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting a ballot at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary of the Company before the proxy is exercised, or you vote by ballot at the meeting. Shares of our Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified on the proxy card. If no instructions are given, the proxies intend to vote the shares represented thereby “FOR” the election of each of the nominees for director as shown in the Proxy Statement (Proposal No. 1), “FOR” the approval of the compensation paid to Zygo’s named executive officers as disclosed in this Proxy Statement (Proposal No. 2), in favor of “1 YEAR” with respect to the advisory vote on the frequency of future advisory votes on Zygo’s executive compensation (Proposal No. 3), “FOR” approval of the adoption of the Zygo Corporation 2012 Equity Incentive Plan (Proposal No. 4), “FOR” the approval of the amendments to the Zygo Corporation Employee Stock Purchase Plan (Proposal No. 5) and “FOR” ratification of the appointment of our independent registered public accounting firm (Proposal No. 6), and in accordance with their best judgment on any other matters which may properly come before the meeting.

Record Date and Voting Rights

          Only stockholders of record at the close of business on September 20, 2011 (the record date for the Annual Meeting) are entitled to notice of and to vote at the Annual Meeting or any and all adjournments or postponements thereof. On September 20, 2011, there were 17,866,575 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting.

Quorum and Vote Required

          A quorum of stockholders is necessary to hold a valid Annual Meeting of stockholders. In order to have a quorum for the transaction of business at the Annual Meeting, a majority of the shares of Common Stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the Annual Meeting. Shares that are voted “for,” “against,” “abstain” or “withhold authority” on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum. If you do not return your proxy or otherwise vote, your shares will not be considered present at the meeting.

          The affirmative vote of plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal is required for Proposal No. 1 – Election of Board of Directors and Proposal No. 3 – Advisory Vote on the Frequency of Future Advisory Stockholder Votes on Executive Compensation. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal is required for the other proposals in this Proxy Statement.

          The New York Stock Exchange (“NYSE”) has rules that govern banks, brokers and others who have record ownership of company stock held in brokerage accounts for their clients who beneficially own shares. Under these rules, banks, brokers and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). The broker’s inability to vote with respect to the non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote”. Broker non-votes are not considered votes for or against a proposal. The items to be voted upon in Proposals 1, 2 and 3 are considered non-discretionary matters, and brokers may not vote their clients’ shares on these matters in the absence of specific instructions on how to vote.

PROPOSAL NO. 1

ELECTION OF BOARD OF DIRECTORS

          Seven directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting. The enclosed Proxy, unless otherwise specified, will be voted to elect the seven nominees named below as directors. All nominees have been recommended by our Corporate Governance / Nominating Committee and nominated by the Board of Directors. All directors elected will hold office until the next Annual Meeting of Stockholders, or, if earlier, until their death or resignation from service. The affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy is required for the election of directors. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for a nominee or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not affect the election of the nominees receiving the plurality of votes.

          All nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the shares represented by the Proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve, if elected. All of the nominees currently serve on the Board of Directors.

Stephen D. Fantone, Ph.D. is the founder of Optikos Corporation (an optical engineering firm specializing in optical instrumentation, test equipment, industrial and medical systems, and consumer products) and has been its Chief Executive Officer and President since 1982. He is also a director of Rofin-Sinar Technologies, Inc., a publicly traded company that develops and manufactures lasers and laser-based technologies for industrial material processing applications, and serves on its audit, compensation, and nominating committees. Dr. Fantone served as Chairman of Benthos, Inc. from 1997 until 2006 when it was sold to Teledyne Technologies, Inc. Dr. Fantone has received S.B. degrees from Massachusetts Institute of Technology in Electrical Engineering and Management and a Ph.D. from the Institute of Optics at the University of Rochester. He has also served as Treasurer of the Optical Society of America (a leading scientific society in the optical field) since 1996. Dr. Fantone is 58 and has been a Zygo Director since 2009.

Director Qualifications:

Dr. Fantone brings to our Board of Directors his significant experience in technology and research and development, broad knowledge of the optical industry and his management experience as the chief executive officer of an optical instrumentation company. Our Board of Directors benefits from Dr. Fantone’s experience serving on the board of directors of another public company.

Samuel H. Fuller, Ph.D. is the Chief Technology Officer and Vice President of Research and Development of Analog Devices, Inc. (ADI) (a manufacturer of precision high-performance integrated circuits) and has been for more than ten years. Prior to joining ADI in 1998, Dr. Fuller was Vice President of Research and chief scientist at Digital Equipment Corporation. He holds a B.S. degree in Electrical Engineering from the University of Michigan and a M.S. and Ph.D. from Stanford University and has been an Associate Professor of Computer Science and Electrical Engineering at Carnegie Mellon University. He is an IEEE Fellow, AAAS Fellow, and a member of the National Academy of Engineering. Dr. Fuller is 65 and has been a Zygo Director since 2003.

Director Qualifications:

Dr. Fuller brings to our Board of Directors his significant experience in technology and research and development, broad knowledge of our markets, and his management experience in high technology global corporations.

Chris L. Koliopoulos, Ph.D. serves as the Chairman, President and Chief Executive Officer of Zygo Corporation. Prior to joining Zygo, he was a private investor, director, and advisor to Zemetrics, Inc. from 2007 to 2010. He also served as President and Chief Executive Officer of ADE Corporation, a publicly traded company that manufactured production metrology and inspection systems for the semiconductor, magnetic data storage, and optics industries, from 2002 to 2006. Prior to serving as its President and Chief Executive Officer, Dr. Koliopoulos served as Vice President of ADE from 1998 to 2002 and co-founded ADE Phase Shift, Inc. (formerly Phase Shift Technology, Inc.), a wholly-owned subsidiary of ADE in 1987. He served as President of ADE Phase Shift, Inc. from 1998 to 2002. Dr. Koliopoulos holds a B.S. degree from the Institute of Optics at the University of Rochester and a M.S. and PhD from the Optical Sciences Center at the University of Arizona. Dr. Koliopoulos is 58 and has been a Zygo Director since January 2010.

Director Qualifications:

Dr. Koliopoulos brings to our Board of Directors detailed knowledge and unique perspective and insights regarding the strategic and operational opportunities and challenges, economic and industry trends, and competitive and financial positioning of our business. Dr. Koliopoulos has a deep understanding of Zygo’s core markets gained through more than 20 years of executive leadership experience in the industry.

Seymour E. Liebman has served as the Executive Vice President, Chief Administrative Officer, and General Counsel of Canon U.S.A., Inc. for more than ten years. He has been an Executive Officer of Canon Inc. since April 2009. He is also a member of the supervisory board of directors of Océ N.V. (a publicly traded company specializing in digital document management and delivery technology) and serves on its nominating committee. Mr. Liebman is 62 and has been a Zygo Director since 1993.

Director Qualifications:

Mr. Liebman brings to our Board of Directors his significant management and finance experience, broad knowledge of our markets, as an executive officer of a large multinational corporation. Our Board of Directors also benefits from Mr. Liebman’s experience serving on the board of directors of another public company.

Robert B. Taylor has served as the Senior Vice President for Finance and Administration of the Colonial Williamsburg Foundation since 2001. Prior to joining the Colonial Williamsburg Foundation, Mr. Taylor served as Vice President and Treasurer of Wesleyan University from 1985 to 2001. Mr. Taylor also serves on the Board of Directors of Medidata Solutions, Inc. (a global provider of hosted clinical development solutions) and serves as its chair of the audit committee and its nominating and governance committee. Mr. Taylor holds a B.A., magna cum laude, from St. Lawrence University. Mr. Taylor is 64 and has been a Zygo Director since 1988.

Director Qualifications:

Mr. Taylor brings to our Board of Directors his significant experience in accounting and finance which qualifies him as our “financial expert” and operational, investment and governance experience from his involvement as a senior executive of several entities, including as chief financial officer of complex enterprises. Our Board of Directors also benefits from Mr. Taylor’s experience serving on the board of directors and as chair of the nominating and governance committee and audit committee of another public company in the technology and health care fields.

Carol P. Wallace serves as the Chairman, President, and Chief Executive Officer of Cooper-Atkins Corporation (a worldwide supplier and manufacturer of temperature acquisition instruments) for over 15 years. She is also a director of CT Water Service, Inc. (domestic investor-owned water utility in New England) and Sandstone Group, LLC (a privately owned equipment manufacturer in Milwaukee, WI). Ms. Wallace is 56 and has been a Zygo Director since 2005.

Director Qualifications:

Ms. Wallace brings to our Board of Directors significant operational and financial experience as a senior executive of a manufacturing company. Our Board of Directors also benefits from Ms. Wallace’s experience serving on the board of directors of another public company.

Gary K. Willis has been a private investor since 2001. Previously, Mr. Willis served as a director of Zygo from 1992 to 2000, as Zygo’s Chairman of the Board of Directors from 1998 to 2000, and as Zygo’s President and Chief Executive Officer in 1992 and from 1993 through 1999, respectively. He is currently a director of Plug Power Inc. (a publicly traded company that designs, develops and manufactures proprietary fuel cells) and serves on its audit and compensation committees. He is also a director of Rofin-Sinar Technologies, Inc., a publicly traded company, where he serves on its audit, compensation, and nominating committees. He has also served as a director of Vion Pharmaceuticals Inc. (a cancer drug research company) during the past five years. Mr. Willis is 66 and has been a Zygo Director since 2009.

Director Qualifications:

Mr. Willis brings to our Board of Directors significant operational and financial experience and industry knowledge as the former President of Zygo. Our Board of Directors also benefits from Mr. Willis’s experience serving on the board of directors and committees of two other public companies in the technology field.

Recommendation of the Board of Directors

          Our Board of Directors unanimously recommends that stockholders vote FOR the election of each of the named nominees. Each proxy received will be voted FOR the election of all the nominees named above unless otherwise specified in the proxy.

CORPORATE GOVERNANCE

Board Matters

          As of the date of this Proxy Statement, the Board of Directors consists of seven members. All Board members have been nominated for election at the Annual Meeting of Stockholders to serve until our next Annual Meeting of stockholders contemplated to be held in November 2012. The Board of Directors has determined that each of Stephen D. Fantone, Samuel H. Fuller, Seymour E. Liebman, Robert B. Taylor, Carol P. Wallace and Gary K. Willis qualifies as an independent director under applicable Securities and Exchange Commission rules and regulations and the NASDAQ Listing Rules.

          Seven meetings of the Board of Directors were held in fiscal 2011. During fiscal 2011, each Director attended at least 75% of the total number of meetings of the Board of Directors and Committees on which he or she served. While the Company does not currently have a formal policy regarding the attendance of Directors at the Annual Meeting of Stockholders, Directors are encouraged to attend. All Directors attended the prior Annual Meeting of Stockholders.

Board Leadership Structure and Risk Oversight

          Consistent with its responsibility for oversight of the Company, the Board of Directors, among other things, oversees risk management of the Company’s business affairs directly and through the committee structure that it has established. The Board of Directors’ role in the Company’s risk oversight process includes regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputation risks. The full Board (or the appropriate Committee) receives these reports from management to identify and discuss such risks.

          The Board periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board, management has implemented a variety of processes, procedures and controls to address these risks.

          The Board requires management to report to the full Board on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Company and other matters relating to risk management. The Audit Committee also receives regular reports from the Company’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Company.

          The Board currently combines the positions of Chairman and Chief Executive Officer with Dr. Koliopoulos elected Chairman in February 2010. The Board believes that the Chief Executive Officer is best situated to serve as Chairman at this time; given his extensive experience in the industry, he is the Director most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. In addition, the Board believes this structure is appropriate, because it supports the process of effective and efficient company leadership in alignment with our strategic direction, both short-term and long-term. This structure also enables our Chairman and Chief Executive Officer to act as a bridge between management and the Board, helping both to act with the common purpose of enhancing shareholder value. The Board of Directors appreciates that the advantages gained by having a single Chairman and Chief Executive Officer must be viewed in light of potential independence concerns. The Board of Directors considers, however, that the Company has adequate safeguards in place to address those concerns. For example, the Board of Directors consists entirely of independent Directors, with the exception of Dr. Koliopoulos. In addition, our Audit and Corporate Governance/Nominating Committees, which oversee critical matters such as the integrity of our financial statements, the selection and evaluation of directors, and the development and implementation of corporate governance policies, each consist entirely of independent Directors. Our Compensation Committee likewise consists entirely of independent Directors. The Board of Directors does not have a lead independent director.

          The Chairman has the following responsibilities: (i) schedule the calendar of Board of Directors meetings; (ii) with input from the Board of Directors, plan agenda topics for Board of Directors and Committee meetings; (iii) interface, as appropriate, with our shareholders, and (iv) undertake other duties as required. The Board maintains overarching responsibility for assessing potential risk to the Company, and delegates to the various committees of the Board specific responsibility for risk management, according to committee charters. The Audit Committee serves as the primary committee administering risk oversight. The Audit Committee discusses with management major risk areas and actions taken to monitor and mitigate such exposures. The Chairman monitors significant issues and enterprise risks that may arise between Board of Directors meetings, and assures that the entire Board of Directors becomes involved, when appropriate.

Committees of the Board of Directors

          The Board of Directors has an Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee (referred to in the rest of this Corporate Governance section of the Proxy Statement as the “Governance Committee”) to assist it in the discharge of its responsibilities. Our Audit Committee Charter, Compensation Committee Charter, Governance Committee Charter, and Code of Business Conduct and Ethics are available free of charge on our website at www.zygo.com. Copies of these documents are also available in print free of charge to any stockholder who requests them. Requests should be sent to Secretary, Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut, 06455.

Audit Committee

          The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm which prepares or issues an audit report or related work, oversees the accounting and financial reporting processes and audits of the financial statements and reviews the procedures and policies with respect to internal accounting controls. Twelve meetings of the Audit Committee were held in fiscal 2011. Ms. Wallace and Messrs. Taylor and Fuller are currently the members of the Audit Committee and are independent in accordance with Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Taylor, the Chairman of the Audit Committee, satisfies the criteria adopted by the Securities and Exchange Commission to serve as an “audit committee financial expert.”

Compensation Committee

          The principal role of the Compensation Committee is to oversee the design and management of our compensation philosophy and compensation programs. The Compensation Committee supervises our compensation policies; administers the employee incentive plans; reviews or recommends compensation arrangements for certain executive officers and key employees; engages, together with the Governance Committee, in CEO succession planning; approves significant employee benefits; and recommends to the Board of Directors any amendments to existing employee benefit plans and the adoption of any new benefit plans.

          The Compensation Committee establishes all elements of compensation paid to the Chief Executive Officer and reviews and approves all elements of compensation paid to our executive officers, including all of our named executive officers. The Chief Executive Officer, in consultation with other members of senior management, makes decisions regarding the compensation of all other executives, subject to review and approval by the Compensation Committee, including the determination of performance goals under our performance-based incentive compensation program. The Compensation Committee also reviews and makes recommendations to the Board of Directors with respect to the compensation of all non-employee Directors.

          Messrs. Fuller, Liebman and Willis are the current members of the Compensation Committee and have been determined by our Board to be independent in accordance with the NASDAQ Listing Rules. Mr. Fuller is the Chairman of the Compensation Committee. The Compensation Committee held six meetings during fiscal 2011.

Governance Committee

          The Governance Committee considers candidates (and potential candidates) to serve as directors who are brought to its attention from whatever source, and recommends to the full Board of Directors the names of those persons willing to serve whose service the Governance Committee believes would be in our overall best interest. The Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. The Committee may consider candidates recommended by our Directors, members of management, professional search firms, or stockholders. These candidates may be considered at any point during the year. The Governance Committee will evaluate any director candidates recommended by a stockholder in the same manner as candidates otherwise identified by the Governance Committee. The Governance Committee does not have minimum qualification requirements for director candidates. However, it will consider a number of factors in assessing candidates, including the following:

•	Personal and professional qualities, ethical standards, diversity of experience and background, accomplishments and reputation in the business community and otherwise; and

•	The ability and willingness to participate fully in Board activities, including attendance at and active participation in meetings of the Board and its committees.

The Governance Committee will also consider whether candidates are independent, and will take into account the Board’s current and anticipated strengths and needs, and its current composition. This Committee also recommends members for each Board committee to the Company’s Board. The Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, although it is an aspect taken into account when considering potential director candidates. Stockholders who wish to propose director candidates for consideration by the Governance Committee may do so by writing to our Secretary, giving the candidate’s name, biographical data, and qualifications.

          The Governance Committee is also charged with developing and recommending to the Board of Directors a set of corporate governance, business conduct, and ethics principles for the Company. The Governance Committee reviews these principles at least annually and recommends changes to the Board of Directors when appropriate. This Committee also reviews succession planning for our Board and executive officers and oversees the evaluation of our Board and management. Ms. Wallace and Messrs. Taylor and Willis are the current members of the Governance Committee and are independent in accordance with the NASDAQ Listing Rules. Ms. Wallace is the Chairman of the Governance Committee. The Governance Committee held four meetings during fiscal 2011.

Code of Ethics

          The Board of Directors has adopted a Code of Ethics applicable to all employees, including our executive officers. The Code of Ethics is available on our website at www.zygo.com.

Communications with the Board of Directors

          Stockholders and other interested parties may communicate with the Board of Directors or specific Directors by mail addressed to: Secretary, Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut, 06455. All communications should include the address, telephone number, and email address, if any, of the person submitting the communication and clearly indicate whether the communication is intended for the Board of Directors or an individual member. The Secretary will review all such communications. The communications that are deemed appropriate will be forwarded to the appropriate Director or Directors in advance of each regularly scheduled meeting of the Board of Directors. Communications will be deemed inappropriate if they are merely solicitations for products or services or relate to matters that are of a type that are clearly improper or irrelevant to the functioning of the Board of Directors or our business and affairs.

Certain Relationships and Related Party Transactions

          We have a written policy for related party transactions that requires that the Audit Committee review and approve, as appropriate, any transaction that management brings to its attention as a potential related party transaction. At various times in the past, related party transactions have been approved by the Audit Committee, subject to the approval of the Board of Directors (with the recusal of any interested Director, as necessary). Generally, a related party transaction is on terms no less favorable to the third party than terms generally available to an unaffiliated third party under the same or similar circumstances.

          Mr. Seymour E. Liebman, a member of our Board of Directors since 1993, has been the Executive Vice President and General Counsel of Canon U.S.A., Inc., an affiliate of Canon Inc. (“Canon”), since 1996 and an Executive Officer of Canon since April 2009. Canon beneficially owns more than five percent of our Common Stock. Canon Sales Co., Inc., a subsidiary of Canon, acts as an exclusive distributor of certain of our products in Japan. Sales to Canon and Canon Sales Co., Inc. aggregated approximately $19.7 million for fiscal 2011, or approximately 13% of our total net revenues. Selling prices were based, generally, on the normal terms given to domestic distributors. In addition, Canon and we have entered into agreements providing for confidential exchanges of certain technology, similar to agreements with various other customers. Mr. Liebman’s long-standing employment with Canon is noted by the Board of Directors when it makes its determination as to Director independence.

          Ms. Carol P. Wallace is a general partner in a partnership that currently owns property previously owned by Zygo. We are aware of certain levels of environmental contamination on this property. In fiscal 2011, we paid the partnership $2,903 to cover 50% of environmental investigation costs. There has been no determination nor are we able to reasonably estimate the costs associated with the remediation, if any is necessary, or which party may ultimately be liable for the remediation.

          Mr. Gary K. Willis served on our Board of Directors from February 1992 to November 2000, including as Chairman from November 1998 to November 2000, and served as President and Chief Executive Officer from 1992 and from 1993 through 1999, respectively. In accordance with contractual arrangements entered into with Mr. Willis prior to his retirement, (i) Mr. Willis was covered under Zygo’s medical insurance plans, for which Mr. Willis paid the premiums, (ii) Mr. Willis was covered under a $1 million key man life insurance policy, which premium was paid by Zygo and would have been reimbursed to Zygo, together with a 5% annual rate of return on the capital outlay for such policy, from any proceeds of the policy that would have been paid upon Mr. Willis’s death, and (iii) Mr. Willis had a consulting agreement with Zygo under which he was paid $6,500 per year. In accordance with their terms, these contractual arrangements expired in September 2010, when Mr. Willis reached the age of 65.

Security Ownership of Certain Beneficial Owners

          The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of August 31, 2011 (except as otherwise noted), (i) by each person known by us to own beneficially 5% or more of our Common Stock, (ii) by each Director and nominee, (iii) by each executive officer named in the Summary Compensation Table (as provided later in this Proxy Statement), and (iv) by all Directors and executive officers of our Company as a group. All such beneficial owners have sole voting and investment power with respect to the shares of Common Stock shown as owned by them, except for shares which can be acquired by the exercise of stock options, and as may otherwise be noted. Unless otherwise indicated, the address for the named persons is c/o Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455.

Directors, Officers, and 5% Stockholders	Amount and Nature of Beneficial Ownership (1)			Percentage of Total Shares Outstanding (1)

	Shares of Common Stock	Options Exercisable within 60 days	Total

5% or Greater Stockholders:
Canon Inc. (2)	1,210,410	—	1,210,410	6.8%
MAK Capital One LLC (3)	3,997,858	—	3,997,858	22.4%
T. Rowe Price Associates, Inc. (4)	1,656,650	—	1,656,650	9.3%
Dimensional Fund Advisors LP (5)	1,134,425	—	1,134,425	6.4%
BlackRock Inc. (6)	1,011,987	—	1,011,987	5.7%

Directors: (7)
Stephen D. Fantone	13,000	8,000	21,000	*
Samuel H. Fuller	21,000	26,000	47,000	*
Chris L. Koliopoulos	204,791	62,500	267,291	1.5%
Seymour E. Liebman (8)	62,000	24,000	86,000	*
Robert B. Taylor	32,500	24,000	56,500	*
Carol P. Wallace	21,000	18,000	39,000	*
Gary K. Willis	136,646	8,000	144,646	*

Named Executive Officers: (7)
Chris L. Koliopoulos	204,791	62,500	267,291	1.5%
John P. Jordan	--	--	--	*
Walter A. Shephard (9)	18,731	24,000	42,731	*
Michael M. Vehlies	2,692	--	2,692	*
David Basila	78,329	--	78,329	*
Douglas J. Eccleston	14,114	75,000	89,114	*
John M. Stack	19,007	87,600	106,607	*
All Directors and Executive Officers as a group (16 persons) (8)	656,434	465,350	1,121,784	6.1%

*	Less than 1%
(1)

A person is deemed to be the beneficial owner of securities owned or which can be acquired by such person within 60 days of August 31, 2011 upon the exercise of stock options. Each person’s percentage ownership is determined by assuming that such options beneficially owned by such person (but not those owned by any other person) have been exercised.

(2)

Information derived from Continental Stock Transfer and Trust Company as of September 20, 2011. The address of this holder is Canon, Inc., 20-2 Kiychara-Kogyo-Danchi, Utsunamiya-Shi, Tochigi-Ken 321-3292, Japan.

(3)

Share ownership information is based on information contained in a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on August 15, 2011. The address of this holder is 590 Madison Ave., 9th Floor, New York, New York, 10022.

(4)

Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011. The address of this holder is 100 E. Pratt Street, Baltimore, Maryland, 21202.

(5)

Share ownership information is based on information contained in a Schedule 13G (Amendment No. 3) filed with the Securities and Exchange Commission on February 11, 2011. Schedule 13G for Dimensional Fund Advisors LP indicates sole voting power for 1,101,775 shares and sole dispositive power for 1,134,425 shares. In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain other commingled group trusts and separate accounts (“Funds”). In its role neither Dimensional Fund Advisors LP nor its subsidiaries possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Common Stock held by the Funds. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities. The address of this holder is Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(6)

Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 21, 2011. The address of this holder is BlackRock Inc., 40 East 52nd Street, New York, NY 10022.

(7)	No shares are pledged as security.
(8)	Does not include 1,210,410 shares owned by Canon Inc., an affiliate of Canon U.S.A., Inc.
(9)	On August 27, 2010, Mr. Shephard resigned from his positions with the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors and persons who beneficially own more than ten percent of our Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, Directors, and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they filed.

          Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and Directors, we believe that during fiscal 2011, all Section 16(a) filing requirements applicable to our executive officers, Directors, and beneficial owners of greater than ten percent were complied with on a timely basis.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

          The following discussion and analysis explains our compensation program as it applies to the executive officers named in the Summary Compensation Table appearing later in this Proxy Statement. It should be noted that the compensation information presented in the Summary Compensation Table for a given fiscal year includes (i) salaries that are set at the beginning of the year based on available competitive data, (ii) stock and option awards that are also generally granted at the beginning of the year but are based upon performance assessments and competitive data for the previous year, and (iii) other compensation that is paid or accrued during the year in accordance with ongoing benefit plans and policies. The discussion that follows, therefore, describes decisions by the Compensation Committee of our Board of Directors (hereafter, in this section of the Proxy Statement referred to as the “Compensation Committee”) that reflect performance assessments, competitive data and general economic and other circumstances that are inherently variable, particularly in periods of volatility such as 2009 and 2010. The principal focus of the discussion is the executive compensation decisions made by the Compensation Committee in 2011, including salaries and stock grants based on performance assessments and competitive data for 2010. This discussion and analysis should be read in conjunction with the Summary Compensation Table, its accompanying footnotes and the additional tabular and narrative disclosure that follows the Summary Compensation Table.

          Overview

          The Compensation Committee seeks to align our executive compensation programs with our values and objectives, management and business strategies, financial performance, individual performance and increased shareholder value.

          The Compensation Committee establishes all elements of compensation paid to the Chief Executive Officer (“CEO”) and reviews and approves all elements of compensation paid to our executive officers, including all of the other executive officers reported in the Summary Compensation Table (these executive officers together with the CEO are referred to as the “named executive officers”). The CEO makes decisions regarding the compensation of all other executives, subject to review and approval by the Compensation Committee. The Compensation Committee also reviews and makes recommendations to the Board of Directors with respect to the compensation of all non-employee Directors.

          Compensation Philosophy and Objectives

          We apply a consistent philosophy to the compensation programs for all employees based on the principle that the Company’s achievements result from the coordinated efforts of all individuals working toward common objectives. Our basic philosophy is that the success of both the Company and an employee depends on achieving a level of performance focused on contributions that support our business goals. The Company’s executive compensation program is designed and operated with the following objectives:

•	Attract and retain highly qualified individuals to serve in critical positions with us as a highly regarded employer that offers competitive compensation and career opportunities;

•	Align employee compensation with our objectives, financial performance and shareholder value;

•	Provide executives with incentives to continuously improve operating results and increase shareholder value;

•	Share our financial success with employees; and

•	Ensure continuity in the event of a change-in-control transaction.

          We support a “pay for performance and contributions” philosophy by tracking performance and recognizing and rewarding employee performance and achievement of key business goals and contributions to the Company’s financial success. We endeavor to implement compensation strategies that are well structured, competitive with our peer companies, provide sufficient emphasis on pay for performance and contributions and are appropriately aligned with our financial goals and long-term shareholder returns.

          Compensation Consultant

          The Compensation Committee has regularly engaged a compensation consultant to assist in structuring and evaluating our compensation program. During fiscal 2010, Radford Compensation Consulting (“Radford”) provided the Compensation Committee with competitive market data and analysis regarding salaries, bonuses, equity programs, employment contracts, CEO succession planning and other employee compensation, and made recommendations concerning Board of Director compensation. Due to the business conditions at the beginning of fiscal year 2011 and the fact that no change in executive base salaries were planned for fiscal year 2011, in an effort to save cost, the Compensation Committee did not engage a consultant. Instead, the Compensation Committee, in conjunction with the CEO, took into consideration, among other things, the information furnished by the consultants in their previous report, together with the Compensation Committee’s own assessment of management performance. See the discussion below and under the heading “Compensation Committee” in the Corporate Governance section for additional information.

          Determining Executive Compensation and Competitive Positioning

          The Compensation Committee reviews executive officer compensation not less than annually to ensure it is consistent with our compensation philosophy, Company and individual performance, changes in the market and changes in the executives’ individual responsibilities. The CEO presents to the Compensation Committee his evaluation of each executive officer, which includes a review of the executive’s contribution and performance during the past year (as compared to the goals established at the beginning of the year for the executive as described in more detail below), strengths, weaknesses, development plans and succession potential. The reviews typically focus on the executive’s performance in the past year. Based on the CEO’s presentation and the Committee’s own assessment, the Compensation Committee then determines which of the previously set targets were met for each executive and, if appropriate, approves each executive’s performance-based incentive award for the past year, including any discretionary elements to such awards. As part of this review and analysis, and as more fully described below, the Compensation Committee also determines the elements of each executive officer’s total compensation, including performance-based compensation, for the following fiscal year, taking into account in each case the CEO’s evaluation, the scope of the executive’s responsibilities and experience and, generally, the Compensation Committee’s own review of survey data provided by Radford Consulting.

          To determine the CEO’s compensation, the Compensation Committee takes into account the CEO’s position and his industry expertise together with competitive market data. The Compensation Committee also considers the CEO’s unique responsibilities in overseeing all of our businesses, operations, development and overall strategy, and his role as the public face of our Company, which shapes the

Company’s corporate image and identity. These factors differentiate the CEO from the other named executive officers. In light of these factors, including the Company’s and CEO’s performance, the Compensation Committee believes that the CEO’s compensation is appropriate and adequately reflects the Company’s compensation objectives.

          Prior to the end of each fiscal year, executive management, including all of our named executive officers, develops, and the Board of Directors approves, our operating and financial goals for the following year based on the confidential annual operating budget. These Company goals drive the specific performance goals for our named executive officers for the following year. Management works with the Compensation Committee to establish these goals, and the Compensation Committee approves them at the beginning of each year. The Compensation Committee establishes goals for our executives so that target attainment is not assured; meaning the executives’ receipt of compensation for performance at or above target will require significant effort on their part. See the discussion under “Performance-Based Incentive Compensation” below for additional information.

          Each year, the Compensation Committee benchmarks the salary, cash and equity incentive compensation levels and practices for our named executive officers against a peer group of comparable high-technology companies to evaluate named executive officer compensation. The Compensation Committee believes that this group of companies (described in more detail below) provides an appropriate peer group, because we compete against them for employees at the executive level, are of similar size, and have similar or best market practices in our industry. The Compensation Committee uses data about these companies that it obtains through surveys, proxy statements and other public filings, supplemented by survey data provided by Radford on companies within the broader semiconductor and high technology markets with annual revenues between $50 and $450 million (i.e., approximately one third to three times the Company’s annual revenue).

          The Compensation Committee periodically reviews the companies in our peer group and adds or removes companies as necessary in an effort to ensure that our peer group comparisons are meaningful. The companies that comprised our peer group for the review in fiscal 2010 and also used in the evaluation of executive compensation in fiscal 2011 were: Axsys Technologies, Inc., Cascade Microtech, Inc., Cohu, Inc., Electro Scientific Industries, Inc., EXFO Electro Optical Engineering, Inc., Faro Technologies, Inc., GSI Group, Inc., II-VI Incorporated, Intevac, Inc., Ixia, Keithley Instruments, Inc., LeCroy Corp., LTX Corp., Mattson Technology, Inc., Nanometrics, Inc., Rudolph Technologies, Inc., and X-Rite, Incorporated.

          The Compensation Committee evaluates total compensation by reviewing all elements of compensation at the market median (50th percentile) for our peer group. The Compensation Committee does not target a specific mix of pay. The Compensation Committee targets total direct compensation (comprised of base salary, annual cash incentives and equity-based compensation) to be heavily driven by Company performance. At the target level of performance, total direct compensation is positioned at the median of our peer group, although actual compensation paid can be below 25th percentile or above 75th percentile, based on actual performance. To determine appropriate base salaries, cash incentive targets, and total direct compensation of our named executive officers, the Compensation Committee considers corresponding data gathered from proxy statements for the named executive officer positions in relation to the named executive officers of our peer group, as well as the same data from published surveys for each position, where available. Further, individuals may be paid above or below targeted levels based on individual performance and tenure.

          Fiscal 2011 Executive Compensation Components

          Our compensation philosophy emphasizes incentive compensation with a balance between short-term and long-term strategic objectives. Consistent with this philosophy, a significant amount of the total annual target compensation available to our named executive officers is variable depending on our financial results. To achieve this, we use equity-based compensation and a performance-based cash bonus program. The Compensation Committee consults with Radford Consulting in deciding how to balance our long-term versus short-term incentives. The performance measurement period for our performance-based cash bonus program is our fiscal year. Short-term incentives consist of the annual cash bonus program; our long-term incentives consist of stock options, restricted stock, and restricted stock units.

          In fiscal 2011, the compensation for the named executive officers was comprised of the following elements:

•	Base salary

•	Performance-based incentive compensation

•	Long-term equity incentive compensation

•	Deferred compensation and other benefits

•	Perquisites

          Base Salary: Base salary reflects the executive’s responsibilities, performance and expertise and is designed to be competitive with salary levels in effect at comparable high-technology companies. The base salary provides a basic level of compensation and is necessary to recruit and retain executives. As discussed above, the Compensation Committee (together with the CEO for the other named executive officers) establishes salaries on the basis of personal performance and the advice and competitive market data provided by Radford Consulting. Temporary salary reductions ranging from 10% - 25% were implemented for all officers during fiscal 2010. In light of improving business conditions, the salary reductions for the CEO and other executive officers were adjusted from 20% to 12% in May 2010, with full pay restored in September 2010.

          Performance-Based Incentive Compensation: We have designed a performance-based management incentive program to promote high performance and goal achievement by our executives, including our named executive officers. Our annual incentive bonus program is generally tied to the achievement of pre-established business goals for the fiscal year. The annual incentive bonus program is designed to support our strategic business objectives, promote the attainment of specific financial goals, reward achievement of specific performance objectives and encourage leadership and teamwork. The annual cash bonus program targets are based on our confidential strategic plan and budget for the year. The Compensation Committee establishes threshold and maximum performance targets in conjunction with management. The amount of each executive’s annual incentive bonus program payout is based on the extent to which we achieve or exceed the targets. Each executive is assigned a participation level which generally reflects the executive’s rank and is expressed as a percentage of the executive’s base salary.

          The performance targets can be adjusted under our annual cash bonus program to eliminate the effects of charges for the following: restructurings; amortization of acquisition-related intangible assets; discontinued operations; extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with standards established by Financial

Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 360-10-20; property, plant, and equipment; and the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in our consolidated financial statements, notes to the consolidated financial statements and/or in management’s discussion and analysis of financial condition and results of operations (MD&A) appearing in our Form 10-K for the applicable year. We believe it is appropriate to use adjusted targets, because the Compensation Committee and management use the same measure to evaluate the day-to-day performance of the business. Accordingly, the Compensation Committee believes that adjusted EBIT is an appropriate measure of Company performance on which to base its performance compensation decisions. Unless otherwise noted in this proxy statement, any reference to “EBIT” means “adjusted EBIT”.

          The CEO works in conjunction with the other named executive officers to develop their company goals, which are approved by the Compensation Committee. The named executive officers’ goals are designed to align with the Company and CEO goals. No executives received a cash bonus payout for fiscal 2008, 2009 or 2010.

          At the beginning of fiscal year 2011, based on an improving economy and market specific to Zygo, the Company established quarterly targets for earnings components significantly in excess of the previously approved annual operating plan, achievement of which would engender payment of incentive compensation in accordance with the formula for each participant in the incentive compensation program. The Company exceeded each of those targets during the fiscal year, and the participants qualified for the incentive payments.

          Pursuant to his employment agreement with the Company, Dr. Chris L. Koliopoulos was entitled to a target cash bonus opportunity equal to 50% of his base salary for the fiscal year ended June 30, 2011, based upon the attainment of certain performance objectives. Those objectives were substantially exceeded, and Dr. Koliopoulos earned a cash bonus equivalent to 99% of his base salary.

          Long Term Equity Incentive Compensation: We grant equity awards (stock options, restricted stock units, and such other equity awards that may be approved by the Board of Directors from time to time) under our 2002 Equity Incentive Plan to provide long-term incentives for executive officers and key employees. Equity awards are designed to align the interests of employees with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of a stockholder. In addition to stock option awards, the Compensation Committee believes restricted stock unit grants are beneficial because they offer a retention incentive that is provided at no cash cost to our named executive officers.

          The Compensation Committee determines award types and amounts with reference to market data provided to the Compensation Committee by Radford Consulting, as well as the peer group study described above. Equity awards are granted annually during a previously-scheduled Compensation Committee/Board of Directors meeting. Any equity awards granted to new employees are granted on the hire date. Other equity awards for retention or promotion purposes are granted on the date the Compensation Committee approves the grant. The amount of each grant is based upon each individual’s position, tenure and responsibilities; there is no established formula.

          The exercise price of an option is the closing price of our common stock on the NASDAQ Stock Market on the date of grant. Our stock plan prohibits the grant of any option with an exercise price lower than the grant date closing price. Options generally vest 25% each year over four years. Restricted stock units issued prior to January 1, 2011 vest over four years, 50% of which vests after three years and the remaining 50% vests after the fourth year. Restricted stock units issued after January 1, 2011 vest 25% each year over four years. We do not select grant dates for our named executive officers in coordination with the release of material non-public information.

          Pursuant to his employment agreement with the Company, Dr. Chris L. Koliopoulos is eligible to receive stock options based upon the attainment of certain performance objectives. In accordance with the agreement, in fiscal 2012, Dr. Koliopoulos was awarded 50,000 stock options based upon the achievement of performance objectives in fiscal 2011. In addition, in fiscal 2012, Dr. Koliopoulos was granted 22,108 restricted stock units based upon the achievement of performance objectives in fiscal 2011. Both the stock options and the restricted stock units vest 25% per year for four years following the date of award.

          Deferred Compensation and Other Benefits: The Compensation Committee believes that offering deferred compensation arrangements is reasonable and consistent with our overall compensation program because they better enable us to attract and retain superior employees for key positions. We offer a 401(k) plan to provide our employees a tax-advantaged savings vehicle. All of our U.S. employees are entitled to participate in our 401(k) plan. (Non-U.S. employees are able to participate in retirement plans specific to their locality.) Our plan provides for a match of 100% of the first 3% of employee contribution, and 50% of the next 2% of employee contribution, all at the discretion of the Company. Additionally, under our Amended and Restated Profit Sharing Plan, employees may receive a discretionary 401(k) contribution, determined annually by the Board of Directors, comprised of profit sharing. As part of our cost-cutting measures in 2009, we suspended the 401(k) match program indefinitely. The Company plans to reinstate the 401(k) matching program in January 2012, if market conditions permit.

          We also offer a non-qualified deferred compensation plan to provide our key executives, including all of the named executive officers, a tax-advantaged savings vehicle. Investment vehicles mirror the qualified deferred compensation plan. There are no Company contributions made to this plan. Currently, there are no named executive officers participating in the non-qualified deferred compensation plan.

          In fiscal 2001, we initiated an Employee Stock Purchase Plan (“ESPP”). Under the ESPP, eligible employees could elect to contribute, on an after-tax basis, between 1% and 10% of their eligible salary to purchase our Common Stock, provided that an employee could not purchase more than $25,000 worth of Company stock per year pursuant to Internal Revenue Service restrictions. In fiscal 2009, the Compensation Committee suspended the ESPP indefinitely. The Company plans to reinstate the ESPP with monthly offerings to eligible employees at a price equal to 90% of the Common Stock market price at the beginning or end of the monthly period.

          We offer a variety of health and welfare programs to all eligible employees. Our named executive officers generally are eligible for the same benefit programs on the same basis as the rest of all other employees. The health and welfare programs are intended to encourage a healthy lifestyle and protect employees against catastrophic loss. Our health and welfare programs include insurance for medical, dental, disability, life and accidental death and dismemberment.

          Perquisites: We provide named executive officers with perquisites, reflected in the All Other Compensation column in the Summary Compensation Table below. The Compensation Committee believes these perquisites are reasonable and consistent with our overall compensation program, because they better enable us to attract and retain superior employees for key positions. The Compensation Committee reviews and approves perquisites provided to the named executive officers. These benefits include 401(k) Company match (when in effect for all employees), discretionary 401(k) Company contribution (when in effect for all employees), automobile and living allowances and the cost of premiums paid on life insurance.

          Severance Plans

          The Compensation Committee believes there are long-term benefits to shareholders by retaining senior executives in the competitive employment environment. We have entered into employment agreements with certain of our named executive officers that provide these executives with severance benefits, as discussed further under “Potential Payments upon Termination or Change of Control” below.

          Risks Presented by Compensation Programs

          We have reviewed our compensation policies as they pertain to risk and we have determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on our Company. Several elements of the compensation program are designed to promote long-term shareholder value and incorporate components to mitigate risk, including long-term stock compensation awards to the executive officers with a four year vesting period for most equity-based compensation. The program’s emphasis on long-term equity-based compensation discourages risk-taking that produces positive short-term results at the expense of building long-term shareholder value. In addition, our executive officers are encouraged to retain common stock ownership in the Company as this aligns their interests with other shareholders. To the extent that our compensation programs create a potential misalignment of risk incentives, we believe that we have more than adequate compensating controls to mitigate against the potential impact of any such misalignment.

          Tax Considerations

          Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for “performance-based” compensation. In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to us and to our executives. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the Compensation Committee’s and the Company’s control. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For these reasons, although the Compensation Committee considers tax deductibility as one of the factors in determining executive compensation, it does not necessarily limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee also considers alternative forms of compensation consistent with our compensation goals, which preserve deductibility as much as possible.

          Conclusion

          We have concluded that each element of compensation in our compensation programs, as well as the total compensation delivered to the named executive officers and other executives, is reasonable, appropriate, and in the best interests of the Company and our shareholders. We believe these programs meet our objectives of establishing a compensation package that attracts and retains a strongly motivated leadership team, shares the Company’s financial success with employees, aligns the compensation of the executives with our goals and the objective of improving shareholder value, and rewards outstanding performance and the achievement of strategic goals. At the same time, the compensation package is intended to remain consistent with those offered by competitive companies within the industry. We believe that our compensation programs have enabled us to recruit and secure a talented and motivated leadership team through which we strive to improve shareholder value. In addition, we believe that each named executive officer’s compensation levels during fiscal 2011 adequately reflect our compensation objectives.

Compensation Committee Report

          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal 2011 required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved) that the Compensation Discussion and Analysis be included in our Proxy Statement on Schedule 14A. This report is provided by the following independent Directors, who comprise the committee:

COMPENSATION COMMITTEE

SAMUEL H. FULLER, Chairman
SEYMOUR E. LIEBMAN
GARY K. WILLIS

Compensation Committee Interlocks and Insider Participation

          No member of the Compensation Committee (i) was, during fiscal 2011, an officer or employee of Zygo or any of our subsidiaries nor (ii) had any other relationship with us that would require disclosure in this Proxy Statement for purposes of this section. No other interlocking relationship existed between any member of the Compensation Committee or one of our executive officers, on the one hand, and any member of the Compensation Committee or an executive officer of any other entity, on the other hand.

SUMMARY COMPENSATION TABLE

          The following table contains information concerning the compensation for our Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer and Acting Principal Financial Officer, and our other three most highly compensated executive officers (which we collectively refer to as the “named executive officers”), for the fiscal years ended June 30, 2011, 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non- Equity Incentive Plan Compensa- tion ($)	All Other Compensa- tion ($)	Total ($)

				(4)(6)	(5)(6)		(7)	(8)

Chris Koliopoulos (1)	2011	$416,500	$-	$201,250	$149,295		$419,211	$24,999	$1,211,255
President and Chief	2010	$161,500	$-	$-	$1,049,198	(9)	$-	$312,887	$1,523,585	(9)
Executive Officer

John P. Jordan (2)	2011	$96,500	$-	$-	$418,515		$78,467	$325	$593,807
Vice President, Chief
Financial Officer and
Treasurer
Walter A. Shephard (3)	2011	$54,026	$-	$-	$-		$-	$2,050	$56,076
Former Vice President,	2010	$215,540	$-	$103,500	$73,467		$-	$12,480	$404,987
Chief Financial Officer,	2009	$240,871	$-	$106,700	$132,919		$-	$17,462	$497,952
Treasurer
Michael M. Vehlies	2011	$151,468	$-	$63,720	$-		$95,471	$459	$311,118
Corporate Controller,	2010	$136,414	$-	$14,160	$-		$-	$514	$151,088
Interim Principal	2009	$140,818	$-	$16,005	$-		$-	$551	$157,374
Financial Officer
David Basila (1)	2011	$219,520	$-	$74,340	$-		$106,176	$1,344	$401,380
Vice President,	2010	$82,593	$-	$-	$-		$-	$699	$83,292
Business Development

Douglas J. Eccleston	2011	$237,474	$-	$106,200	$-		$201,610	$3,255	$548,539
Senior Vice President,	2010	$193,903	$-	$69,000	$73,467		$-	$12,430	$348,800
Worldwide Operations	2009	$216,691	$-	$106,700	$61,937		$-	$17,728	$403,056

John M. Stack	2011	$239,512	$-	$106,200	$-		$203,341	$3,267	$552,320
President,	2010	$195,567	$-	$138,000	$146,934		$-	$12,443	$492,944
Optical Systems Division	2009	$218,551	$-	$128,040	$132,919		$-	$19,416	$498,926

(1)	Employment began in January 2010.
(2)	Employment began in February 2011.
(3)	Mr. Shephard resigned from his positions in August 2010.
(4)

This column sets forth the amounts computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensations (“FASB ASC Topic 718”) with respect to current fiscal year restricted stock awards and restricted stock awards granted in prior fiscal years. Refer to the Grants of Plan-Based Awards Table for information on awards made in fiscal 2011.
(5)

This column sets forth the amounts computed in accordance with FASB ASC Topic 718 with respect to current fiscal year stock option grants and stock option grants granted in prior fiscal years. Refer to the Grants of Plan-Based Awards Table for information on awards made in fiscal 2011.

(6)	Excludes stock and option awards granted in fiscal 2012 based on the attainment of fiscal 2011 performance objectives.
(7)	The amounts in this column reflect payments under the Company’s annual cash incentive bonus plan based on achievement of certain financial objectives during the fiscal year.
(8)	Consists of the following for fiscal 2011:

Category	Koliopoulos	Jordan	Shephard	Vehlies	Basila	Eccleston	Stack
Auto and living allowance and expense	$24,924	$-	$1,800	$-	$-	$1,800	$1,800
Life insurance	75	325	250	459	1,344	1,467	1,154
Total other income	$24,999	$325	$2,050	$459	$1,344	$3,267	$2,954

(9)     Dr. Koliopoulos was granted 250,000 options (with an aggregate value on the date of grant of $1,049,198) to purchase shares of Common Stock on the commencement date of his employment pursuant to his employment agreement.

GRANTS OF PLAN-BASED AWARDS

          The following table sets forth all plan-based awards granted to the named executive officers during fiscal 2011.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant date Fair Value of Stock and Option Awards ($/Sh)

		Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)

			(1)					(2)(5)	(3)(5)		(4)
Chris Koliopoulos	8/30/10	$-	$208,250	$-	-	-	-	25,000	50,000	$8.05	$350,545
John P. Jordan	2/17/11	$-	$48,250	$-	-	-	-	-	50,000	$16.20	$418,515
Walter A. Shephard	---	$-	$-	$-	-	-	-	-	-	$-	$-
Michael M. Vehlies	11/16/10	$-	$45,440	$-	-	-	-	6,000	-	$-	$63,720
David Basila	11/16/10	$-	$65,856	$-	-	-	-	7,000	-	$-	$74,340
Douglas J. Eccleston	11/16/10	$-	$94,990	$-	-	-	-	10,000	-	$-	$106,200
John M. Stack	11/16/10	$-	$95,805	$-	-	-	-	10,000	-	$-	$106,200

(1)	The amounts in this column reflect targets under the Company’s annual cash incentive bonus plan based on achievement of certain financial objectives during the fiscal year.

(2)

This column sets forth the number of shares of restricted stock units granted in fiscal 2011 to the named executive officers. Restricted stock vest 50% after the third year, and the remaining 50% after the fourth year.

(3)	This column sets forth the number of shares of stock options granted in fiscal 2011 to the named executive officers. The stock options vest 25% per year over four years.
(4)

This column sets forth the full grant date fair value of stock and option awards granted to the named executive officers. The assumptions used in calculating these amounts are set forth in Note 14 to the Consolidated Financial Statements included in our 2011 Annual Report on Form 10-K for the year ended June 30, 2011.

(5)	Excludes stock and option awards granted in fiscal 2012 based on the attainment of fiscal 2011 performance objectives.

EMPLOYMENT AGREEMENTS

          In January 2010, we entered into an employment agreement with Dr. Koliopoulos, pursuant to which he serves as President and Chief Executive Officer of the Company. Dr. Koliopoulos’s terms of employment provide for a starting salary of $425,000. The term of his agreement is a four year period ending on January 19, 2014. Thereafter, the agreement automatically renews for successive one-year periods unless either party provides written notice of non-renewal at least 90 days before the end of the then-current term. Dr. Koliopoulos also was awarded a stock option grant to purchase 250,000 shares of our Common Stock at the market price on the date of grant, with 25% of the stock options vesting at the end of each of four years.

          In February 2011, we entered into an employment agreement with Mr. Jordan, pursuant to which he serves as Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Jordan’s terms of employment provide for a starting salary of $260,000. The term of his agreement is a three year period ending on February 17, 2014. Thereafter, the agreement automatically renews for successive one-year periods unless either party provides written notice of non-renewal at least 30 days before the end of the then-current term. Mr. Jordan was also provided a stock option grant to purchase 50,000 shares of our Common Stock, at the market price on the date of grant, with 25% of the stock options vesting at the end of each of four years.

          On August 27, 2010, Mr. Shephard resigned from his positions with the Company. Mr. Shephard had served as Vice President-Finance, Chief Financial Officer and Treasurer since February 2004. Mr. Shephard’s terms of employment had provided for a starting salary of $195,000. Mr. Shephard also was provided a stock option grant to purchase 15,000 shares of our Common Stock, at the market price on the date of grant, with 25% of the stock options vesting at the end of each of the first four years. Effective June 15, 2007, Mr. Shephard’s employment agreement was amended to increase his annual base salary to $244,200. His annual base salary was subsequently increased to $275,000, his base salary at the time of his resignation.

          In November 2006, we entered into an employment agreement with Mr. Stack. Under the employment agreement, Mr. Stack receives an annual base salary of $225,000, or such higher amount as the Board of Directors may determine from time-to-time. The employment agreement, which was for an initial term of one year, provides for automatic one-year renewal terms unless terminated by either party upon thirty (30) days prior written notice. The employment agreement also provided for the grant to Mr. Stack of a stock option to purchase 15,000 shares of our Common Stock, at the market price on the date of grant, with 25% of the stock option vesting at the end of each of four years.

          In November 2007, we entered into an employment agreement with Mr. Eccleston. Under the employment agreement, Mr. Eccleston receives an annual base salary of $233,000, or such higher amount as the Board of Directors may determine from time-to-time. The employment agreement, which was for an initial term of one year, provides for automatic one-year renewal terms unless terminated by either party upon thirty (30) days prior written notice.

          During fiscal 2011, each of the named executive officers except Mr. Jordan participated in Company-wide pay reduction programs, including pay decreases which were reinstated in September 2010.

          In addition, each of our agreements with Messrs. Koliopoulos, Jordan, Stack and Eccleston provide for certain “Change in Control” and other severance payments in the event of the involuntary termination of their respective employment by Zygo. These arrangements are more fully described below under the heading “Potential Payments upon Termination or Change of Control.”

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table shows the number of outstanding equity awards held by the named executive officers at June 30, 2011.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Chris Koliopoulos	62,500	187,500	(12)	$10.83	1/19/20	25,000	(6)	$362,500
	-	50,000	(11)	$8.05	8/30/20
John P. Jordan	-	50,000	(13)	$16.20	2/16/21
Walter A. Shephard	9,000	-		$9.01	8/27/13
	15,000	-		$16.45	8/27/13
Michael M. Vehlies						1,000	(2)	$14,500
						1,500	(3)	$21,750
						3,000	(4)	$43,500
						6,000	(7)	$87,000
David Basila						7,000	(7)	$101,500

Douglas J. Eccleston	7,500	-		$5.20	3/9/13	2,700	(2)	$39,150
	4,000	-		$10.00	8/17/13	7,500	(3)	$108,750
	9,000	-		$9.01	8/22/14	10,000	(5)	$145,000
	8,000	-		$10.40	8/23/15	10,000	(7)	$145,000
	8,000	-		$12.83	8/22/16
	10,125	3,375	(8)	$12.36	8/20/17
	10,000	10,000	(9)	$10.67	8/19/18
	5,000	15,000	(10)	$6.90	8/25/19
John M. Stack	15,000	-		$16.74	11/20/16	3,000	(2)	$43,500
	15,000	-		$15.32	2/8/17	12,000	(3)	$174,000
	11,325	3,775	(8)	$12.36	8/20/17	20,000	(5)	$290,000
	15,000	15,000	(9)	$10.67	8/19/18	10,000	(7)	$145,000
	10,000	30,000	(10)	$6.90	8/26/19

(1)	This value is based on the closing price of our Common Stock on the NASDAQ Stock Market on June 30, 2011, which was $13.22 per share, multiplied by the number of shares indicated.

(2)	The restricted stock units were granted on August 21, 2007. 50% vested on August 21, 2010 and 50% on August 21, 2011.
(3)	The restricted stock units were granted on August 20, 2008. 50% vested on August 20, 2011 and 50% will vest on August 20, 2012.
(4)	The restricted stock was granted on July 13, 2009. 50% will vest on July 13, 2012 and 50% will vest on July 13, 2013.
(5)	The restricted stock units were granted on August 26, 2009 and vest 50% on August 26, 2012 and 50% on August 26, 2013.
(6)	The restricted stock was granted on August 30, 2010. 50% will vest on August 30, 2013, and 50% will vest on August 30, 2014.
(7)	The restricted stock was granted on November 16, 2010. 50% will vest on November 16, 2013, and 50% will vest on November 16, 2014.
(8)

The option to purchase these shares was granted on August 21, 2007, including the number of securities underlying unexercised options exercisable. The total option award vests 25% annually over four years.

(9)

The option to purchase these shares was granted on August 20, 2008, including the number of securities underlying unexercised options exercisable. The total option award vests 25% annually over four years.

(10)

The option to purchase these shares was granted on August 26, 2009, including the number of securities underlying unexercised options exercisable. The total option award vests 25% annually over four years.

(11)

The option to purchase these shares was granted on August 30, 2010, including the number of securities underlying unexercised options exercisable. The total option award vests 25% annually over four years.

(12)

The option to purchase these shares was granted on January 18, 2010, including the number of securities underlying unexercised options exercisable. The total option award vests 25% annually over four years.

(13)

The option to purchase these shares was granted on February 17, 2011, including the number of securities underlying unexercised options exercisable. The total option award vests 25% annually over four years.

(14)

Mr. Shephard ceased to be employed by the Company on August 27, 2010. In accordance with the equity award agreements, the stock options awards issued prior to June 30, 2005 will expire on August 27, 2013.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2011

The following table shows the number of shares vested for the named executive officers during fiscal 2011.

Option Exercises and Stock Vested

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)

(a)	(b)	(c)	(d)	(e)
Chris Koliopoulos	-	$-	-	$-

John P. Jordan	-	$-	-	$-

Walter A. Shephard	35,000	$27,117	9,650	$71,989

Michael M. Vehlies	5,000	$22,918	1,500	$11,190

David Basila	-	$-	-	$-

Douglas J. Eccleston	-	$-	5,450	$40,657

John M. Stack	-	$-	8,000	$77,730

PENSION BENEFITS

Zygo does not have a tax-qualified defined benefit plan and/or supplemental executive retirement plan.

NONQUALIFIED DEFERRED COMPENSATION

          Under our Executive Deferred Compensation Plan, certain key executives are eligible to defer receipt of up to 100% of their non-equity incentive compensation.

          Benefits under the plan represent an unfunded, unsecured promise by us to pay those benefits when due and, if we were to become insolvent, participants would have no greater right to the assets than general creditors. Plan assets in the trust remain our property until made available to participants, and those assets can only be used to pay benefits under the plan, pay our general creditors, and pay the expenses of administering the plan and the trust.

          Participants’ deferrals are fully vested at all times, and participants are allowed to direct investment of their plan accounts in investment alternatives selected by the plan administrator. Each account is valued as of the last day of each calendar quarter, and incremental earnings or losses are then allocated to that account.

          If a participant retires, distributions from the plan must begin no later than the first day of the calendar quarter following the participants’ retirement. In the event of a participant’s death or termination of service with us, distributions from the plan must begin as soon as administratively feasible. Under certain circumstances, distributions may also be made to the participant while he or she is still in service with us.

          None of our named executive officers had nonqualified deferred compensation in fiscal year 2011.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

          The employment agreements with Messrs. Koliopoulos, Jordan, Shephard, Stack, and Eccleston described above each provide for severance in the event we terminate the individual’s employment with the Company (other than for justifiable cause (as defined in each of the employment agreements), disability, or death). Under his employment agreement, Dr. Koliopoulos would be paid his respective base salary from the time of his involuntary termination to twenty-four months thereafter. Under their respective employment agreements, Messrs. Jordan, Shephard, and Stack would be paid their respective base salaries from the time of their involuntary termination to twelve months thereafter. Under his employment agreement, Mr. Eccleston would be paid his base salary from the time of his involuntary termination to six months thereafter. In addition, in the event Mr. Stack is terminated, other than for justifiable cause, or resigns within 90 days of a “Change of Control” (as defined in his agreement) of our Company, and/or Messrs. Koliopoulos or Eccleston are terminated, other than for justifiable cause, or resign as a result of a Change of Control, their respective agreements generally provide for (i) the continued payment of the executive’s salary for twenty four months for Dr. Koliopoulos, a one-year period for Messrs. Jordan and Stack and six months for Mr. Eccleston , (ii) the continuation for a period of the lesser of eighteen months or until covered by another plan of all existing health insurance, dental coverage, life insurance, AD&D and long-term disability coverage then in effect for Dr. Koliopoulos, one year or until covered by another plan for Mr. Stack and six months or until covered by another plan for Mr. Eccleston and (iii) a pro-rated bonus to Messrs. Koliopoulos, and Eccleston (based on the target bonus amount for the fiscal year in which the Change of Control occurs) providing that, pursuant to Mr. Eccleston’s agreement, he is still employed 90 days after the Change of Control.

          Mr. Shephard’s agreement provided for similar change in control provisions, to be paid in the event Mr. Shephard was terminated, other than for justifiable cause, or resigned within one year of a Change of Control. Mr. Shephard, who resigned from his positions with the Company on August 27, 2010, did not receive any severance payments or benefits as a result of the cessation of his employment. As such, he is not included in the potential payments upon termination or change in control table below.

          The following table presents the potential estimated payments to each named executive officer as if each individual’s employment had been terminated as of June 30, 2011, the last business day of fiscal 2011. If applicable, the amounts in the table were calculated using the closing market price of Zygo’s common stock on June 30, 2011, which was $13.22 per share.

Potential Payments upon Termination or Change of Control
Name		Severance Pay($)	Equity with Accelerated Vesting ($)		Pro-rated Bonus($)	Continued Perquisites and Benefits($) (2)	Total ($)
Chris Koliopoulos	Change in Control (4)	$850,000	$1,037,125		$419,211	$37,343	$2,343,679
	Involuntary Termination	$850,000	$1,037,125		419,211	37,343	$2,343,679
John P. Jordan	Change in Control (4)	$260,000	$-	(1)	$-	$-	$260,000
	Involuntary Termination	$260,000	$-	(1)	-	-	$260,000
Michael M. Vehlies	Change in Control	$-	$152,030		$-	$-	$152,030
	Involuntary Termination	$-	$57,269		-	-	$57,269
David Basila	Change in Control	$-	$92,540		$-	$-	$92,540
	Involuntary Termination	$-	$13,484		-	-	$13,484
Douglas J. Eccleston	Change in Control (4)	$121,160	$522,447		$201,610	$7,916	$853,133
	Involuntary Termination	$121,160	$184,287		-	-	$305,447
John M. Stack	Change in Control (3)	$244,400	$825,997		$-	$17,704	$1,088,101
	Involuntary Termination	$244,400	$290,827		-	-	$535,227

(1)

Mr. Jordan’s employment agreement additionally provides for the automatic vesting of unvested options to purchase shares of Common Stock then held by Mr. Jordan at the stated exercise price of $16.20 per share. The net value of the options would be zero because their exercise price exceeded the fair market price per share on June 30, 2011.

(2)	Continued Perquisites and Benefits include health insurance, dental insurance, life insurance, accidental death and dismemberment coverage, and long-term disability coverage.

(3)	These payments are due in the event Mr. Stack is terminated as a result of a “Change of Control” or resigns within 90 days of a “Change of Control”.

(4)	These payments are due in the event Messrs. Koliopoulos, Jordan and/or Eccleston are terminated as a result of a “Change of Control”.

          Effective February 8, 2007, we entered into a non-competition agreement with Dr. Carl Zanoni, a former executive officer and Director of Zygo. The non-competition period began on February 28, 2009, the date Dr. Zanoni retired, and continues through February 28, 2013. In consideration of his agreement not to compete, Dr. Zanoni received an amount equal to his then base annual salary, paid in one lump sum on the commencement date; and received an amount equal to 85% of the base annual salary, payable in equal quarterly installments during the first year of the non-compete period; and an amount equal to 65% of the base annual salary, payable in equal quarterly installments during the second year of the non-compete period. The agreement further provides for Mr. Zanoni to receive an amount equal to 45% of the base annual salary, payable in equal quarterly installments during the third year; and an amount equal to 25% of the base annual salary, payable in equal quarterly installments during the fourth year.

COMPENSATION OF DIRECTORS

          The following table contains information concerning the compensation to our Board of Directors for the year ended June 30, 2011.

Director Compensation

Name		Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Stephen D. Fantone	2011	$32,813	$53,100	-	-	-	$85,913
Samuel H. Fuller	2011	$51,563	$53,100	-	-	-	$104,663
Seymour E. Liebman	2011	$37,500	$53,100	-	-	-	$90,600
Robert B. Taylor	2011	$54,375	$53,100	-	-	-	$107,475
Carol P. Wallace	2011	$49,688	$53,100	-	-	-	$102,788
Gary K. Willis (2)	2011	$40,313	$53,100	-	-	1,625	$95,038

(1)

These columns represent the dollar amount computed in accordance with FASB ASC Topic 718 with respect to current fiscal restricted stock and stock option awards, as well as for restricted stock and stock option awards granted in prior fiscal years. The assumptions used in calculating these amounts are set forth in Note 13 to the our Consolidated Financial Statements for the fiscal year ending June 30, 2011, which is located on page F-22 of our Annual Report on Form 10-K.

(2)	All Other Compensation includes payments pursuant to a consulting agreement entered into with Mr. Willis in November 2001, during his prior association with Zygo.

          Effective November 16, 2006, each new Director who is not also one of our employees (or an employee of any of our subsidiaries) (a “Non-Employee Director”) generally is granted an option to purchase 16,000 shares of Common Stock on his or her first day of service as a Non-Employee Director under our 2002 Equity Compensation Plan. Each Non-Employee Director will be granted 5,000 restricted shares of Common Stock (7,500 restricted shares of Common Stock for a Non-Employee Director who serves as Chairman of the Board) on the date of each Annual Meeting during his or her service as a Non-Employee Director. All options are exercisable at a per share exercise price equal to the fair market value of the Common Stock on the date of grant, vest over a four-year period at 25% per year, and have a ten-year term. All restricted stock vests after one year. In addition, Non-Employee Directors receive $35,000 for an annual Board retainer. Additionally, a Non-Employee Director who chairs the Board of Directors would receive a $70,000 annual retainer; who chairs the Audit Committee receives a $20,000 annual retainer; who chairs the Compensation Committee receives a $10,000 annual retainer; and who chairs the Corporate Governance/Nominating Committee receives an $8,000 annual retainer. Each Non-Employee Director non-chairman member of the Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee also receives an annual retainer of $10,000, $5,000 and $3,000, respectively. The annual retainer paid to each non-employee Director was reduced by 25% from March 1, 2009 through September 1, 2010. Each Non-Employee Director is also reimbursed for out-of-pocket expenses incurred to attend a Board or Committee meeting.

EQUITY COMPENSATION PLAN INFORMATION

          The following table provides information about shares of our Common Stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of June 30, 2011, including the 2002 Equity Incentive Plan, the Amended and Restated Non-Qualified Stock Option Plan, and the Employee Stock Purchase Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))

Plan Category	(a)		(b)	(c)

Equity Compensation Plans Approved by Stockholders	1,186,240		$10.51	545,065	(2)
Equity Compensation Plans Not Approved by Stockholders	250,000	(1)	$10.83	—	(2)

Total	1,436,240		$10.57	545,065

(1)

On January 18, 2010, the Board of Directors granted stock options to purchase 250,000 shares of our Common Stock to Dr. Chris L. Koliopoulos. We did not receive stockholder approval for this grant. The stock options have an exercise price of $10.83 per share (the closing price of our Common Stock on the date of issuance), expire on January 18, 2020, and vest in equal annual increments, on each of the first four anniversaries of the date of issuance. Registration of the shares of Common Stock issuable upon the exercise of the stock option award is forthcoming.

(2)

As a result of stock option or restricted stock unit awards granted subsequent to June 30, 2011, as of September 15, 2011 317,377 shares of Common Stock remained available for issuance under the Company’s Equity Compensation Plans.

REPORT OF THE AUDIT COMMITTEE

          The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or Exchange Act, except to the extent that Zygo specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

          The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management is responsible for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

          In the performance of its oversight function, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Audit Standard 380, “Communication with Audit Committees”, as may be modified or supplemented, relating to communication with audit committees. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, as may be modified or supplemented, relating to independence discussions with audit committees, has discussed with the independent registered public accounting firm its independence from the Company and its management, and has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

          The Audit Committee discussed with Zygo’s independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of the firm’s examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and other matters.

          Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved that these audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011 for filing with the Securities and Exchange Commission.

          In addition, the Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined under Rule 5605(a)(2) of the NASDAQ Listing Rules, and meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act.

AUDIT COMMITTEE

ROBERT B. TAYLOR, Chairman
SAMUEL H. FULLER
CAROL P. WALLACE

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

          The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012. Deloitte & Touche LLP (including the member firm of Deloitte Touche Tohmatsu and its respective affiliates) has been our independent registered public accounting firm for the past six fiscal years.

          The aggregate fees billed for professional services by Deloitte & Touche in fiscal 2011 and 2010 were as follows:

	2011	2010

Audit Fees (1)	$630,661	$755,350
Audit-Related Fees and other (2)	14,839	40,400
Tax Fees (3)	2,147	2,141

Total Fees	$647,647	$797,891

(1)

This category consists of aggregate fees billed for the annual audit of our financial statements, audit of internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act and the reviews of the condensed financial statements included in Quarterly Reports on Forms 10-Q and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

This category consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our annual financial statements and are not reported under “Audit Fees.” In fiscal 2011, this included services related to accounting for an asset purchase and responses to SEC comment letters.

(3)

This category consists of aggregate fees billed for professional services for federal, state, and international tax compliance. The tax fees do not include an amount for tax compliance services for the Company’s 401(k) plan provided by Deloitte Tax to the Company pursuant to a contract between us and a third party service provider as those fees are included in the overall administration fees of the plan.

Audit Committee’s Pre-Approval Policies and Procedures

          Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, the Audit Committee may delegate to a member or members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided that any such pre-approval decision is presented to the full Audit Committee at its next scheduled meeting.

          100% of the audit, audit-related, and tax services for our 2011 fiscal year rendered by Deloitte & Touche were pre-approved by our Audit Committee.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

          In accordance with the Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the related rules enacted by the Securities and Exchange Commission, we are submitting an advisory “say-on-pay” resolution for shareholder consideration.

          As described in the Compensation Discussion and Analysis section, presented earlier in this Proxy Statement, we believe that our executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

•	Attract and retain highly qualified individuals to serve in critical positions with us as a highly regarded employer that offers competitive compensation and career opportunities;

•	Align employees compensation with our objectives, financial performance and shareholder value;

•	Provide executives with incentives to continuously improve operating results and increase shareholder value;

•	Share our financial success with employees; and

•	Ensure continuity in the event of a change-in-control transaction.

          We urge shareholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and the related compensation tables and narrative that follow it. This information provides detailed information regarding our executive compensation program, policy and processes, as well as the compensation of our named executive officers. The program balances medium term and long-term compensation elements to achieve the defined objectives and link executive compensation with shareholder value.

          RESOLVED, that the stockholders of Zygo Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis, the Summary of Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders.

          This vote is advisory and, therefore, will not be binding upon the Company, the Compensation Committee or our Board of Directors. Although this resolution is non-binding, the Compensation Committee and our Board of Directors value the opinions that stockholders express in their vote and will review and consider the outcome of the vote when making future executive compensation decisions.

Vote Required and Recommendation of the Board of Directors

          The advisory vote on executive compensation will be considered approved if a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting vote FOR the resolution. The Board of Directors strongly endorses the Company’s actions in this regard and unanimously recommends that stockholders vote FOR the advisory resolution approving the Company’s executive compensation.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY STOCKHOLDER VOTES
ON

EXECUTIVE COMPENSATION

          In accordance with the Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the related rules adopted by the Securities and Exchange Commission, the Board is asking stockholders to vote on whether future advisory votes on executive compensation program should occur every year, every two years, or every three years.

          After careful consideration, the Board of Directors believes that submitting the advisory vote on executive compensation of our Named Executive Officers every year is appropriate for the Company and its stockholders. Although our compensation programs are designed to promote both a medium-term and a long-term correlation between pay and performance, the compensation of our named executive officers is evaluated and approved annually. The Board of Directors recognizes that holding annual advisory votes will provide the Company with more direct and immediate feedback on our compensation disclosures.

          This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Company, the Compensation Committee or our Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation program. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation.

Vote Required and Recommendation of the Board of Directors

          Shareholders have a choice of selecting one of four choices (every one, two or three years or abstaining). The selection of the period of years receiving the most number of votes will be viewed as the advisory vote on this matter. Our Board of Directors unanimously recommends that stockholders vote to conduct future advisory votes on our executive compensation program EVERY YEAR.

PROPOSAL NO. 4

APPROVAL OF THE ADOPTION OF THE ZYGO CORPORATION

2012 EQUITY INCENTIVE PLAN

          On August 24, 2011, the Board of Directors adopted the Zygo Corporation 2012 Equity Incentive Plan (the “2012 Plan” or the “Plan”), subject to shareholder approval at the Annual Meeting. The Board of Directors believes the Plan will help us attract, motivate, and retain qualified personnel through the grant of equity-based and performance-based cash incentives and thereby further align the interests of such personnel with those of our stockholders. Currently, we are allowed to make equity compensation awards under the Zygo Corporation 2002 Equity Incentive Plan (the “2002 Plan”); however, as of September 15, 2011, only 317,377 shares remained available for new awards under the 2002 Plan and, perhaps more importantly, the term of the 2002 Plan is set to expire in August 2012.

          Our Board of Directors believes that the 2002 Plan was and that the 2012 Plan will be a material element of our overall compensation program and, in turn, will be important to our future financial and operational success. If the 2012 Plan is not approved, our ability to provide equity-based compensation incentives in order to attract, motivate and retain key personnel will be severely limited. On the other hand, if the Plan is approved, it is anticipated that the number of shares available under the Plan will be sufficient to cover awards for the next three years. Furthermore, if the Plan is approved by our shareholders, we will be able to make certain types of cash and other incentive awards that qualify for exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). In general, Section 162(m) of the Code imposes a $1 million limit on the amount of annual compensation that may be deducted with respect to named executive officers. Certain performance-based compensation is exempt from the deduction limitation. In order to qualify for the performance based compensation exemption, a plan must meet certain requirements, including the establishment of objective performance goals based upon performance criteria that are approved by a company’s shareholders.

Summary of the 2012 Equity Incentive Plan

THE 2012 EQUITY INCENTIVE PLAN

     The principal features of the Plan are summarized below. This summary is qualified in its entirety by the provisions of the Plan, a copy of which is attached hereto as Appendix A.

     TYPES OF AWARDS--GENERAL. Awards under the Plan may be in the form of options to purchase shares of our Common Stock, including options intended to qualify as “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Code, and options which do not qualify as Incentive Stock Options (“Non-Qualified Stock Options”); restricted shares of Common Stock; restricted stock units providing for the right to receive shares of Common Stock in the future; stock appreciation rights, representing the right to receive shares of Common Stock having a value equal to future appreciation in the value of a designated number of shares of Common Stock; and such other forms of equity-based incentive awards as the Compensation Committee of our Board of Directors (the “Committee”) may determine. In addition, the Committee is authorized to make cash and/or stock awards upon the attainment of pre-established performance goals that are based upon any one or more of the performance criteria listed in the Plan.

     AVAILABLE SHARES. A maximum of 1,650,000 shares of Common Stock would be issuable under the Plan, subject to appropriate adjustment for the effect of certain capital changes as described below.

For this purpose, the following shares of Common Stock will remain available for issuance pursuant to new awards granted under the Plan: shares of Common Stock covered by any unexercised portion of an option that terminates, expires or is cancelled, shares of restricted stock that are forfeited or repurchased in accordance with the terms of the award, shares represented by other-equity based awards that are forfeited, cancelled or otherwise terminated, shares covered by an award that is settled in cash, and shares that are withheld or surrendered in order to pay the purchase price of an award or to satisfy a recipient’s income tax or other withholding obligations associated with an award. Each share issued pursuant to a restricted stock, restricted stock unit or other form of full value award will result in a reduction of 1.5 shares from the aggregate number of shares of Common Stock available for issuance under the Plan. As of September 16, 2011, the closing sale price of the Common Stock on the NASDAQ Stock Market, as reported, was $12.19.

     INDIVIDUAL AWARD LIMITATIONS. Subject to adjustment for certain capital changes as described below, no more than 300,000 shares of Common Stock may be covered by stock-based awards granted to any employee under the Plan in a calendar year. In order to qualify as performance based compensation under Section 162(m) of the Code, the maximum amount of performance-based cash incentive awards that may be earned under the Plan by any employee in any calendar year is $2,000,000.

     ELIGIBILITY. Awards under the Plan may be made to such current or future employees, directors or consultants and other individuals who perform (or are expected to perform) services for, or contribute (or are expected to contribute) value to, the Company or any one or more of our subsidiaries, all as the Committee may select.

     ADMINISTRATION. The Plan will be administered by the Committee, provided that the Board of Directors may, in its sole discretion, make awards under the Plan. To the extent permitted by applicable law, the Board of Directors may delegate to any one or more of our executive officers the authority to grant options to employees and other persons eligible to receive awards under the Plan, other than persons who are officers or directors of the Company.

     In general, the Committee will have full discretion and authority to make awards under the Plan, to determine the terms and conditions of each award, to amend outstanding awards, to apply and interpret the provisions of the Plan and of any award, and to take such other actions as may be necessary or desirable in order to carry out the provisions of the Plan or of any award made under the Plan. The determinations of the Committee on all matters relating to the Plan and/or any awards made under the Plan will be final, binding and conclusive on all persons.

     CERTAIN SPECIFIC FORMS OF AWARD.
     Stock Options and Stock Appreciation Rights. The Committee may grant options to purchase shares of Common Stock and/or stock appreciation rights (“SARs”) under the Plan to such eligible persons and upon such terms and conditions as the Committee deems appropriate. The exercise price per share of Common Stock covered by an option and the base price per share covered by a SAR may not be less than the fair market value per share on the date the option or SAR is granted. (For this purpose, a SAR represents the right to receive shares of Common Stock having a value equal to the excess of the fair market value of the shares on the date the SAR is exercised over the base price for the shares covered by the exercise, which, as indicated, must be at least equal to the fair market value per share on the date the SAR is granted.) No repricing of options is permitted under the Plan without shareholder approval (other than adjustments made in connection with certain capital changes or corporate transactions in order to prevent undue enhancement or dilution of the value of then outstanding options or other awards under the Plan). The Committee may establish such vesting and other conditions and restrictions on the exercise of an option or SAR and/or upon the issuance of Common Stock in connection with the exercise of an option or SAR as the Committee deems appropriate. Payment for shares acquired upon the exercise of an option may be made in cash and/or such other form of payment as may be permitted from time to time by the Committee, which may include payment with shares that would otherwise be issued upon the exercise of the option, payment via broker-assisted and other forms of cashless exercise procedure, payment with previously-owned shares of Common Stock or any other form of consideration approved by the Committee and permitted by applicable law.

     No option or SAR granted under the Plan may be exercised more than ten years after the date the option or SAR is granted, subject to earlier termination pursuant to the terms of the Plan and/or the applicable award agreement. Except as otherwise determined by the Committee, unvested options and SARs held by a terminated participant will expire on the date the participant’s service terminates, and, unless sooner terminated in accordance with their terms, vested options and SARs held by a terminated participant will expire 90 days after such termination of service (extended to one year if the termination is due to the participant’s death). If a participant’s service is terminated by the Company or subsidiary of the Company for “Cause” (as that term is defined in the Plan), then, unless the Committee determines otherwise, all of the terminated participant’s options and SARs, whether or not otherwise vested, will terminate at the time of the termination of the participant’s service.

     Restricted Stock and Restricted Stock Units. The Committee may grant restricted stock and/or restricted stock unit awards to such eligible persons, for such number of shares, and subject to terms and conditions as the Committee may determine. Under a restricted stock award, we issue shares of Common Stock in the name of the participant at the time the award is made, subject to forfeiture if the award does not become vested. Under a restricted stock unit award, we agree to issue shares of Common Stock to the participant in the future if the award becomes vested. The Committee determines the vesting conditions applicable to restricted stock and restricted stock unit awards, including, for example, time vesting based upon the lapse of time (subject to continuing service) and/or performance vesting based upon the attainment of pre-established performance goals. In general, the Plan provides that time vesting for restricted stock and restricted stock unit awards must occur over a period of at least four years and in annual increments no greater than 25%, and that performance vesting must be based upon a performance period of at least one year. Unless the Committee determines otherwise, the recipient of a restricted stock award will be entitled to vote the shares and receive dividends on the shares from the date the restricted shares are issued, and the recipient of a restricted stock unit award will have no voting rights and no right to receive dividends unless and until the award vests and the shares of Common Stock covered by the award are issued. The purchase price payable for shares issued pursuant to a restricted stock or restricted stock unit award may be as low as zero, provided that, to the extent required by applicable law, the purchase price per share shall be no less than the par value of a share of Common Stock. Unless otherwise determined by the Committee, upon the termination of a participant’s employment or other service, the participant will forfeit any then outstanding shares of restricted stock and any unvested restricted stock units.

     Other Equity-Based Awards. The Committee is authorized to grant such other forms of equity-based incentive awards under the Plan as the Committee deems appropriate, including, without limitation, stock bonus awards, dividend equivalent awards and other forms of award denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, subject to such terms and conditions as the Committee may determine. Such awards may entail the transfer of actual shares of Common Stock to recipients, or the payment of cash based upon the value of shares of Common Stock, and may include, without limitation, awards designed to comply with or take advantage of applicable local laws or jurisdictions outside the United States.

     Performance Based Incentive Awards. Under the Plan, the Committee will be able to grant awards that are intended to qualify for the performance-based exemption from the deduction limitation provisions of Section 162(m) of the Code. Such performance based awards may include, without limitation, annual or other incentive awards settled in cash and/or shares of Common Stock, and other forms of stock-based awards authorized by the Plan that are made subject to performance-based vesting and/or other performance-based conditions. Awards intended to qualify for the performance-based compensation exemption from Section 162(m) of the Code must be based upon pre-established performance goals determined by the Committee, which may be based upon Company-wide performance or performance of a business unit, division, and/or subsidiary of the Company, and which may be expressed in absolute or relative terms. Such performance goals must also be based upon any one or more of the following performance criteria enumerated in the Plan: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) earnings before income taxes and depreciation, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating margins, (viii) reductions in operating expenses, (ix) sales or return on sales, (x) total shareholder return, (xi) return on equity, (xii) return on total capital, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) cost reductions and savings, (xvii) increase in surplus, (xviii) productivity improvements, (xix) revenue, (xx) revenue growth, (xxi) expenses, (xxii) margins, (xxiii) market capitalization, (xxiv) new product releases, (xxv) quality improvements, (xxvi) brand or product recognition or acceptance (including market share), (xxvii) cycle time reductions, (xxviii) strategic positioning or marketing programs or campaigns, (xxix) strategic accounts or alliances or partnerships, (xxx) business or information systems or organizational improvements, (xxxi) infrastructure support programs, (xxxii) human resource programs, (xxxiii) customer programs, (xxxiv) technology development programs, (xxxv) merger or acquisition integration, and/or (xxxvi) a participant’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long-term business goals. Approval of the Plan by our shareholders, including the above-stated performance criteria prescribed by the Plan, is intended to satisfy the shareholder approval requirement of Section 162(m) of the Code. In general, this means that we will be able to grant performance-based awards under the Plan that would qualify for exemption from the deduction limitations of Section 162(m) for up to five years before shareholder re-approval would be needed. Absent the amendments, the only awards that could qualify for the 162(m) exemption under the Plan are stock options and stock appreciation rights. Our Board of Directors believes it is in the Company’s best interests to be able to qualify for tax deductibility of performance-based compensation paid under the Plan.

     AMENDMENT AND TERMINATION. The Board of Directors may amend or terminate the Plan, provided, however, that no such action may affect adversely the rights of the holder of any outstanding award without the consent of the holder. In general, except as otherwise provided in the Plan with respect to adjustments for capital changes, the Board of Directors may not increase the number of shares of Common Stock which may be issued under the Plan without the approval of our stockholders.

     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Upon any increase, reduction, or change or exchange of the Common Stock for a different number or kind of shares or other securities, cash or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock split in the form of a stock dividend, stock split or reverse stock split, combination or exchange of shares, or any other similar corporate transaction or event that affects the capitalization of our Company, an equitable substitution or adjustment may be made with respect to the aggregate number and/or kind of shares reserved for issuance under the Plan, the maximum number and/or kind of shares with respect to which awards may be granted under the Plan to any employee during any calendar year, the kind, number and/or exercise or base price of shares under outstanding awards granted under the Plan, and the kind, number and/or purchase price of shares or other property subject to other forms of outstanding awards granted under the Plan, in each case as may be determined by the Board of Directors in its sole discretion. In general, if a “change in control” (as defined in the Plan) occurs, outstanding awards granted under the Plan may be converted into economically equivalent awards for shares of stock of the successor or acquiring company (or an affiliate thereof). If outstanding awards are not so converted or assumed, then such awards will become fully vested immediately prior to the change in control and, in the discretion of the Board, may be cancelled in exchange for the right to receive cash or other property (in an amount or having a value based upon the transaction value of the shares covered by the award), and any option or stock appreciation right that is not exercised or that has no value (because the transaction value of the shares covered by the award is less than the exercise or base price for those shares under the award) will be cancelled.

     TAX WITHHOLDING REQUIREMENTS. Each participant will be required to satisfy the tax withholding obligations we incur in connection with the issuance, vesting and/or settlement of awards under the Plan. A participant’s tax withholding obligation may be satisfied in cash and/or, subject to the Committee’s approval, by the delivery of previously-owned shares of Common Stock having a value equal to the amount of the tax withholding obligation. If the event giving rise to the tax withholding obligation involves the delivery of or lapse of restrictions on shares of Common Stock, the Committee may allow a participant to elect to have the Company withhold shares of Common Stock that would otherwise be issued to the participant (or become unrestricted), having a value equal to the minimum amount of the tax withholding obligation. The Committee may allow a participant to satisfy the tax withholding obligation relating to an award in such other ways as the Committee deems appropriate.

     NEW PLAN BENEFITS. On August 24, 2011, following adoption of the Plan by our Board of Directors and in order to enable the Company to satisfy our obligations under our management incentive plan, our Board of Directors granted option and restricted stock awards under the Plan to our Chief Executive Officer, Dr. Koliopoulos, for 50,000 and 22,108 shares, respectively. Both awards are subject to a 4-year vesting schedule; however, the awards will be cancelled if the Plan is not approved by our shareholders at the annual meeting, and we would have to satisfy our management incentive plan obligation by other means. Those awards could not be made under our 2002 Plan because they would have exceeded that plan’s annual award limitations. Future awards that may be made to eligible participants under the Plan are subject to the discretion of the Committee and, therefore,subject to the limitations in the Plan, are not now determinable.

     TAX CONSEQUENCES. The following is a brief summary of the material United States federal income tax consequences generally arising with respect to awards granted under the Plan. This summary is based upon present federal income tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to a participant or the Company. This summary does not cover any federal employment tax consequences or any foreign, state, local, estate and gift, or other tax consequences that may be associated with a particular award or participant.

     Options. In general, the grant of an option will have no income tax consequence to the recipient or to the Company. Upon the exercise of an option, other than an Incentive Stock Option, the recipient generally will recognize ordinary income equal to the number of shares covered by the exercise multiplied by the excess of the fair market value per share on the date of exercise over the exercise price per share, and the Company generally will be entitled to a corresponding tax deduction. Upon a later sale of shares of Common Stock acquired pursuant to the exercise of the option, the recipient will recognize capital gain or loss equal to the difference between the selling price and the sum of the exercise price plus the amount of ordinary income recognized on exercise.

     A recipient generally will not recognize taxable income upon the exercise of an Incentive Stock Option (although, on exercise, the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If shares acquired upon the exercise of an Incentive Stock Option are sold or otherwise disposed of within two years from the grant date or within one year from the exercise date, then gain realized on the sale generally is treated as ordinary income to the extent that ordinary income would have been realized upon exercise if the option had not been an Incentive Stock Option, and the Company generally will be entitled to a corresponding deduction. Any remaining gain is treated as capital gain. If, however, shares acquired upon the exercise of an Incentive Stock Option are held for at least two years from the grant date and one year from the exercise date then all gain or loss realized upon the sale will be capital gain or loss and the Company will not receive any deduction.

     Restricted Stock and Restricted Stock Units and other Stock-Settled Awards. If a participant receives shares of Common Stock that are subject to a substantial risk of forfeiture, then, unless the participant files an early income recognition election under Section 83(b) of the Code (discussed below), the participant will recognize ordinary income when the shares become vested (i.e., are no longer subject to a substantial risk of forfeiture) in an amount equal to the excess (if any) of the then fair market value of the shares over the amount, if any, paid for the shares. A participant who receives shares of Common Stock that are subject to a substantial risk of forfeiture may elect under Section 83(b) of the Code to include the fair market value of the shares in income on the date the shares are received. An 83(b) election must be made, if at all, within 30 days after the date the shares are received, pursuant to applicable legal requirements. A participant who receives shares of Common Stock that are not subject to a substantial risk of forfeiture (e.g., pursuant to a restricted stock unit award or a stock bonus award) will realize ordinary income on the date the shares are received in an amount equal to the excess of the fair market of the shares on that date over the amount, if any, paid for the shares. The Company is generally entitled to a deduction for the amount of ordinary income realized by a participant.

     Annual or other Cash Incentive Awards. A participant who receives a cash payment pursuant to an annual or other performance-based incentive award made under the Plan will realize ordinary income equal to the amount of the cash received, and, in general, the Company would be entitled to a corresponding deduction.

     Availability of Tax Deduction for the Company. As indicated, the Company is generally entitled to a deduction equal to the ordinary income realized by a participant in connection with awards made under the Plan. However, compensation paid to our named executive officers is generally subject to the $1 million annual deduction limitation of Section 162(m) of the Code. This limitation does not apply to performance-based compensation that meets certain requirements, including a stockholder approval requirement. If the Plan is approved by our shareholders, it is anticipated that stock options and stock appreciation rights granted under the Plan will qualify for an exemption from the section 162(m) deduction limitation. In addition, approval of the Plan will enable us to grant other forms of performance-based incentive awards that could qualify for the exemption from the section 162(m) deduction limitation (and which could not so qualify if the Plan were not approved). Our Board of Directors believes it is in the Company’s best interest to be able to grant performance-based equity and cash incentive awards that are not subject to the deduction limitations of Section 162(m).

Recommendation of the Board of Directors

          The Board of Directors unanimously recommends that stockholders vote FOR the Zygo Corporation 2012 Equity Incentive Plan proposal. The Board of Directors believes that the proposed Plan is in the best interests of the Company and the stockholders. Each proxy received will be voted “FOR” the adoption of the Zygo Corporation 2012 Equity Incentive Plan unless otherwise specified in the proxy.

PROPOSAL NO. 5

APPROVAL OF THE AMENDMENTS TO THE ZYGO CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

          On August 24, 2011, our Board of Directors adopted certain amendments to the Zygo Corporation Employee Stock Purchase Plan (the “Purchase Plan”). One of those amendments increases the number of shares of our Common Stock that may be sold under the Purchase Plan from 500,000 to 1,000,000. That amendment is subject to approval by our stockholders at the annual meeting.

          The Purchase Plan, which was adopted in 2000, allows the Company to sell up to 500,000 shares of its Common Stock to employees who elect to participate. The Purchase Plan is intended to satisfy the requirements of Section 423 of the Internal Revenue Code of 1986 (the “Code”), which provides tax-favored treatment to employees in connection with the purchase of shares under broad-based, non-discriminatory employee stock purchase plans. As of September 16, 2011, participating employees had purchased 465,458 shares under the Purchase Plan, and only 34,542 shares remained available for future purchases under the Purchase Plan. The Board of Directors believes that the Purchase Plan will encourage broader stock ownership by employees who might not otherwise purchase Common Stock and who, as owners of Common Stock, will have a greater incentive to contribute to the profitability and long term growth of the Company. Accordingly, the Board of Directors believes that the authorization of additional shares under the Purchase Plan is in the Company’s and the stockholders’ best interests. If the increase is not approved by stockholders, our ability to continue to maintain the Purchase Plan and take advantage of the favorable tax incentives under Section 423 of the Code will be severely limited.

Summary of the Employee Stock Purchase Plan

THE EMPLOYEE STOCK PURCHASE PLAN

          The principal features of the Purchase Plan, as amended, are summarized below. This summary is qualified in its entirety by the provisions of the Purchase Plan, as amended, a copy of which is attached hereto as Appendix B. The amendment of the number of shares available under the Purchase Plan appears in Section 3 of the Purchase Plan.

AVAILABLE SHARES. As amended, a maximum of 1,000,000 shares of Common Stock could be issued under the Purchase Plan, taking into account the number of shares that were previously issued under the Purchase Plan. As indicated above, 34,542 shares remain available under the plan as of September 16, 2011. Accordingly, if the amendment is approved, we will be able to make future sales of up to 534,542 shares to employees (consisting of the 34,542 shares that are currently available and the 500,000 additional shares that would become available pursuant to the amendment). Shares sold under the Purchase Plan may be authorized and unissued or shares held by the Company in its treasury. The Company may purchase shares for resale under the Purchase Plan.

ELIGIBILITY. In general, all employees of the Company, and all employees of any present or future subsidiary corporation of the Company that is designated as an eligible subsidiary by the Compensation Committee of our Board of Directors (the “Committee”), may elect to participate in the Purchase Plan if they customarily work at least twenty hours per week and at least five months per year. No employee who owns or holds options to purchase, or who as a result of his or her participation in the Purchase Plan would own or hold options to purchase, 5% or more of the Company’s Common Stock may participate in the Purchase Plan. Participation in the Purchase Plan is completely voluntary. Accordingly, it is not possible at this time to determine who may elect to participate in the Purchase Plan.

OFFERING PERIODS UNDER THE PURCHASE PLAN. Basically, the Purchase Plan allows employees to elect to purchase shares of Common Stock at the end of specified offering periods for a purchase price that is based upon the value of the shares at the beginning or end of the offering period. Subject to certain limitations under the Code, the Committee may designate the duration of each offering period. It is presently contemplated that, starting January 1, 2012, each calendar month will be a separate offering period under the Plan (with up to 12 offering periods in any calendar year), subject, however, to changes that may be implemented by the Committee at any time and from time to time. Unless the Committee determines otherwise, no more than 10% of an employee’s pay may be withheld under the Purchase Plan on any pay date during an offering period. The amount of an employee’s payroll deductions under the Purchase Plan will be credited to a bookkeeping account maintained in the employee’s name. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive offering until such time as the employee withdraws from the Purchase Plan or the employee’s employment terminates.

PURCHASE PRICE. Unless changed by the Board of Directors, the per share purchase price payable by employees for Common Stock purchased at the end of an offering period will be equal to 90% of the lesser of (a) the fair market value per share on the first day of the offering period, or (b) the fair market value per share on the last day of the offering period. In order to satisfy the requirements of Section 423 of the Code, the purchase price per share may not be less than 85% of those two values. The closing price of the Common Stock as reported on the NASDAQ Stock Market was $12.19 per share on September 16, 2011.

PURCHASE OF SHARES. In general, the number of shares of Common Stock purchased by a participant at the end of each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the offering period by the applicable purchase price per share for that offering period. The Purchase Plan limits the number of shares that may be purchased in any offering period to 2,000 shares. Also, for any calendar year, participants may not purchase shares of Common Stock having a fair market value exceeding $25,000, based on the fair market value per share as of the beginning of each offering period during the year.

WITHDRAWAL FROM PARTICIPATION. An employee may elect to terminate his or her participation at any time during an offering period. An employee’s participation will automatically terminate upon the termination for any reason of his or her employment with the Company and its participating subsidiaries. Upon termination of participation, payroll deductions will cease and the amount credited to the participant’s account will be paid in cash to the participant (or the participant’s beneficiary, in the event of his or her death). A participant who voluntarily withdraws from the Purchase Plan during an offering period may re-enroll for a subsequent offering period for which he or she is an eligible employee.

ADMINISTRATION. Unless the Board of Directors determines otherwise, the Purchase Plan will be administered by the Committee. Subject to the provisions of the Purchase Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to construe, interpret and apply the terms of the Purchase Plan.

AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate the Purchase Plan at any time, subject to stockholder approval in the case of amendments increasing the number of shares of Common Stock available for sale to participating employees, changing the class of corporations whose employees are eligible to participate in the Purchase Plan or otherwise requiring stockholder approval under applicable law.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the material United States Federal income tax consequences generally arising with respect to awards granted under the Plan. This summary is based upon present Federal income tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to a participant or the Company. This summary does not cover any federal employment tax consequences or any foreign, state, local, estate and gift, or other tax consequences that may be associated with a particular award or participant.

     The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Amounts withheld from an employee’s pay under a qualified employee stock purchase plan constitute ordinary income as if such amounts had been paid outright to the employee. Accordingly, the purchase price for shares acquired under the Purchase Plan is paid with after-tax dollars. The purchase of shares at the end of an offering period is not a taxable event.

     In general, the tax consequences to a participant upon the sale or other disposition of shares acquired under a qualified employee stock purchase plan will depend on whether the sale or other disposition occurs within two years after the beginning of the offering period in which the shares were acquired and one year after the end of the offering period. If the two- and one-year holding period requirements are met, then, in general, any gain realized on the sale or other disposition will be taxable as ordinary income to the extent such gain is not greater than the lesser of (a) the excess of the fair market value of the shares at the time of the sale or other disposition over the purchase price paid for the shares, or (b) the excess of the fair market value of the shares on the first day of the applicable offering period over the purchase price. The balance of the gain, if any, will be treated as long-term capital gain.

     If the two-year and one-year holding period requirements are not met, then, in general, any gain realized by the participant on the sale or other disposition of the shares will be taxable as ordinary income to the extent such gain is not greater than the excess of the fair market value of the shares on the date the shares were acquired over the purchase price paid by the participant for the shares, and any remaining gain will be taxable as capital gain. The amount of the ordinary income will be added to the employee’s basis for the shares in determining the capital gain or loss recognized on the sale or other disposition. The Company will be entitled to a deduction for the amount of ordinary income realized by a participant in connection with an early sale or other disposition of the shares.

     The Purchase Plan is not a qualified plan under Section 401(a) of the Code. As indicated, however, the Purchase Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Code.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR the amendment to the Zygo Corporation Employee Stock Purchase Plan. Proxies received will be voted in favor of the Zygo Corporation Employee Stock Purchase Plan Proposal unless otherwise indicated.

PROPOSAL NO. 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012. The ratification of the appointment of the independent registered public accounting firm by the stockholders is not required by law or by the Company’s By-laws. If a majority of the votes cast on this matter are not cast in favor of the reappointment of Deloitte & Touche LLP, the Audit Committee will reconsider its appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders. Abstentions and broker non-votes will result in fewer votes, but will not otherwise affect the proposal.

          A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to make a statement if he or she so desires and will be available to respond to any appropriate questions.

Recommendation of the Board of Directors

          The Board of Directors recommends a vote FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

HOUSEHOLDING OF PROXY MATERIALS

          The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address be delivering a single proxy statement addressed to those stockholders.

          This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares in your own name. You can notify us by sending a written request to Secretary, Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455.

STOCKHOLDER PROPOSALS

          All stockholder proposals which are intended to be presented at the 2012 Annual Meeting of Stockholders must be received by us no later than June 5, 2012 for inclusion in the proxy statement and form of proxy we issue relating to that meeting. Additionally, we must have notice of any stockholder proposal to be submitted at the 2012 Annual Meeting of Stockholders (but not required to be included in the Proxy Statement) by August 20, 2012, or such proposal will be considered untimely pursuant to Rule 14a-4 and Rule 14a-5(e) under the Securities Exchange Act of 1934. The persons named in the proxies solicited by management may exercise discretionary voting authority with respect to any such stockholder proposal for which notice of the matter was not received by us by August 20, 2012.

OTHER MATTERS COMING BEFORE THE MEETING

          As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the meeting other than the matters set forth in the attached Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

By Order of the Board of Directors

JOHN A. TOMICH,
Vice President, General Counsel and Secretary

October 3, 2011

APPENDIX A

2012 EQUITY INCENTIVE PLAN

PRESENTED AS PROPOSAL 4

          1.          Purpose. The purpose of the Zygo Corporation 2012 Equity Incentive Plan (the “Plan”) is to establish a flexible vehicle through which Zygo Corporation, a Delaware corporation (the “Company”), can attract, motivate, reward and retain qualified persons to provide services to the Company and its subsidiaries through the grant of equity-based and/or cash incentive awards (“Awards”) and thereby further align the interests of such persons with those of the stockholders of the Company.

          2.          Types of Awards. Awards under the Plan (“Awards”) may be in the form of: options to purchase shares of the Company’s common stock, $.10 par value per share (“Common Stock”), including options intended to qualify as “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and options which do not qualify as Incentive Stock Options (“Non Qualified Stock Options”); restricted shares of Common Stock; restricted stock units providing for the right to receive shares of Common Stock in the future; the right to receive any excess in value of shares of Common Stock over the exercise price of such right (“Stock Appreciation Rights” or “SARs”); the right to receive payment from the Company based in whole or in part on the value of the Common Stock, payable in the form of Common Stock or other securities of the Company; and such other forms of equity-based incentive awards and cash incentive awards described in Section 8 of the Plan.

          3.            Administration.

          (a)          Committee. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), provided that the Board may, in its sole discretion, make awards under the Plan, and provided further that, to the extent permitted by applicable law, the Board may, in its sole discretion, delegate to an executive officer or officers of the Company the authority to grant a specified number of Awards under the Plan, on such terms and conditions as the Board shall establish from time to time, to directors, employees, or officers of, or consultants or other persons providing services to, the Company or its subsidiaries, provided, however, that no officer shall be authorized to grant options to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act) or to any director of the Company. Any such delegation shall include a limitation as to the number of options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.

          (b)          Authority of Committee. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to (i) select the persons to whom awards shall be made under the Plan, (ii) make awards to such persons and prescribe the terms and conditions of such awards, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, (iv) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) amend any outstanding award in any respect, including, without limitation, to accelerate the time or times at which the award becomes vested, unrestricted or may be exercised, (vii) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (viii) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The

Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. All decisions of the Committee pursuant to the provisions of the Plan, including questions of construction, interpretation and administration, shall be final, conclusive and binding on all persons.

          (c)          Indemnification. To the maximum extent permitted by law, the Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent it shall be judicially determined, and from which no appeal is available, that any such loss, cost, liability, damage or expense is attributable to such person’s fraud or willful misconduct.

          4.            Share Limitations.

          (a)          Aggregate Award Limitation. Subject to adjustment pursuant to Section 12 of the Plan, an aggregate of 1,650,000 shares of Common Stock may be issued under the Plan. For this purpose, the following shares shall be deemed not to have been issued and shall be deemed to remain available for issuance: (i) shares covered by the unexercised portion of an Award that terminates, expires, is cancelled or is settled in cash, (ii) shares of stock covered by Awards that are forfeited, repurchased in accordance with the terms of the Plan or the Award, and (iii) shares that are withheld or surrendered in order to pay the purchase price for shares covered by any Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of any Award under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. Each share issued pursuant to a restricted stock, restricted stock unit or other full value award will count as 1.5 shares for purposes of determining the aggregate number of shares of Common Stock available for issuance under the Plan. No fractional shares of Common Stock shall be issued under the Plan.

          (b)          Individual Award Limitations. Subject to adjustment pursuant to Section 12 of the Plan, the maximum number of shares of Common Stock with respect to which Awards may be granted to any employee under the Plan shall be 300,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. No employee may earn a Cash Incentive Award under the Plan for any calendar year in excess of $2,000,000. The per employee limits described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

          (c)          Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

          5.          Eligibility. Awards under the Plan may be made to such current or future employees, directors or consultants and other individuals who perform (or are expected to perform) services for, or contribute (or are expected to contribute) value to, the Company or any one or more of its subsidiaries (which, for this purpose, shall be limited to entities which, in addition to the Company, constitute “eligible issuers of service recipient stock” within the meaning of Treasury Regulation §1.409A-1(b)(5)(iii)(E), (collectively the “Company Group”), all as the Committee may select. In making Awards under the Plan, the Committee may give consideration to the functions and responsibilities of a potential recipient, the potential recipient’s previous and/or expected future contributions to the business of any member of the Company Group and such other factors as the Committee deems relevant under the circumstances.

          6.          Stock Options and SARs. Subject to the provisions of the Plan, the Committee may grant options and/or SARs to eligible personnel upon such terms and conditions as the Committee deems appropriate. The terms and conditions of any option and SAR shall be evidenced by a written option agreement or other instrument approved for this purpose by the Committee. A SAR shall confer on the participant to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Common Stock on the date of exercise over (b) the base price of the SAR.

          (a)          Exercise/Base Price. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than the Fair Market Value (as defined in Section 10 of the Plan) per share on the date of grant (or, in the case of an Incentive Stock Option granted to an optionee who, at the time the option is granted, owns stock with more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “subsidiary” or “parent” of the Company within the meaning of Section 424 of the Code, 110% of such Fair Market Value). The base price of a SAR may not be less than the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

          (b)          Term of Options and SARs. No option or SAR granted under the Plan may be exercisable (if at all) more than ten (10) years after the date the option is granted (or, in the case of an Incentive Stock Option granted to a ten percent (10%) stockholder within the meaning of Section 424 of the Code, five (5) years).

          (c)          Exercisability of Options and SARs. Subject to the provisions of the Plan, the Committee may establish such vesting and other conditions and restrictions on the exercise of an option or SAR and/or upon the Common Stock issued in connection with the exercise of an option as it deems appropriate. Unless the Committee determines otherwise, an option or SAR will become vested and exercisable in annual one-quarter increments on the first, second, third, and fourth anniversaries of the date thereof, subject to the participant’s remaining in the continuous employment or other service with the Company Group, all as determined by the Committee, following the date of grant.

          (d)          Method of Exercise. Once vested and exercisable, an option may be exercised by transmitting to the Company a notice specifying the number of shares to be purchased and payment of the aggregate exercise price of the shares so purchased in cash or its equivalent, and any taxes due thereon in accordance with Section 13 of the Plan, as determined by the Committee. As determined by the Committee, in its sole discretion, payment of the exercise price of an option in whole or in part may also be made (1) by means of any cashless exercise procedure approved by the Committee (including, without limitation, by the issuance of “net” shares), (2) in the form of unrestricted shares of Common Stock which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which such option shall be exercised, (3) any other form of consideration approved by the Committee and permitted by applicable law which the Committee determines to be consistent with the purposes of the Plan or (4) any combination of the foregoing. Once vested and exercisable, a SAR may be exercised by transmitting to the Company a notice specifying the number of shares with respect to which the vested SAR is being exercised, and payment of any taxes due thereon in accordance with Section 13 of the Plan.

          (e)          Termination of Employment or other Service. Unless otherwise determined by the Committee at grant or, if no rights of the participant are thereby reduced, thereafter, the following rules apply with regard to options and SARs held by a participant at the time of his or her termination of employment or other service with the Company Group:

               (i)          Termination by Reason of Death. If a participant’s employment or other service with the Company Group is terminated due to his or her death, then (1) that portion of an option or SAR, if any, which is exercisable on the date of termination shall remain exercisable by the participant’s beneficiary during the one year period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and (2) that portion of an option or SAR, if any, which is not exercisable on the date of termination shall thereupon terminate.

               (ii)          Termination for Cause. If a participant’s employment or other service is terminated by the Company Group for Cause (or at a time when grounds for a termination for Cause exist), then, notwithstanding anything to the contrary contained herein, any option or SAR held by the participant (whether or not otherwise exercisable) shall immediately terminate and cease to be exercisable. A termination for “Cause” means (1) in the case where there is no employment, consulting or similar service agreement between the participant and the Company Group or where such an agreement exists but does not define “cause” (or words of like import), a termination classified by the Company Group, in its sole discretion, as a termination due to the participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of duties, or (2) in the case where there is an employment, consulting or similar service agreement between the participant and the Company Group that defines “cause” (or words of like import), a termination that is or would be deemed for “cause” (or words of like import) as classified by the Company Group, in its sole discretion, under such agreement.

               (iii)          Other Termination. If a participant’s employment or other service with the Company Group terminates for any reason other than those described in Section 6(e)(i) or 6(e)(ii) above, then: (1) that portion of an option or SAR, if any, which is exercisable on the date of termination shall remain exercisable by the participant during the ninety (90) day period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and (2) that portion of an option or SAR, if any, which is not exercisable on the date of termination shall thereupon terminate.

          (e)          Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option or SAR until, as applicable, full payment of the exercise price and the applicable tax withholding obligation with respect to such exercise has been made or provided for. The holder of an option or SAR shall have no rights as a stockholder with respect to any shares covered by the option or SAR until the date such shares are issued.

          (f)          No Repricing of Options. Unless approved by the Company’s stockholders, the Committee may not reduce the exercise price for shares covered by an outstanding option granted under the Plan, whether directly or in any other manner which constitutes a “repricing” under applicable stock exchange rules or financial accounting principles.

          7.          Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may award restricted shares of Common Stock and/or rights to receive shares of Common Stock (i.e., restricted stock units) to eligible personnel upon such terms and subject to such conditions and restrictions as the Committee deems appropriate. The terms and conditions of any restricted stock or restricted stock unit award shall be evidenced by a written agreement or other instrument approved for this purpose by the Committee.

          (a)          Purchase Price. The purchase price payable for shares of restricted stock or shares of Common Stock delivered in settlement of a restricted stock unit award may be as low as zero, provided, however, that to the extent required by applicable law, the purchase price per share shall be no less than the par value of a share of Common Stock.

          (b)          Restrictions and Vesting. The Committee may establish such conditions and restrictions on the vesting of restricted stock and restricted stock units as it deems appropriate, including, without limitation, conditions and restrictions based upon continued service, the attainment of specified Performance Goals (as defined in Section 9) and/or other factors and criteria deemed relevant for this purpose. Notwithstanding the foregoing, (a) forfeiture restrictions on shares of restricted stock and restricted stock units that lapse solely based on the length of the awardee’s service shall lapse with respect to no more than one-fourth of such shares per calendar year; and (b) forfeiture restrictions on shares of restricted stock and restricted stock units that lapse based on the achievement of Performance Goals shall lapse based on a performance period of at least one year; provided, however, that the foregoing limitations set forth in this Section 7(b) shall not apply to (i) lapses of restrictions pursuant to Section 18 or in connection with the disability, death or retirement of a participant, (ii) awards of restricted stock or restricted stock units, including modifications of such awards, with respect to an aggregate number of shares not exceeding ten percent of the total number of shares authorized for issuance under the Plan.

          (c)          Rights as a Stockholder. The recipient of restricted stock shall have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may impose. Unless otherwise specified in the Award agreement or the Plan, the holder of restricted stock units will have no rights of a stockholder with respect to the shares covered by the Award unless and until such shares are issued to the holder.

          (d)          Stock Certificates for Restricted Stock. Unless the Committee elects otherwise, shares of restricted stock shall be evidenced by book entries on the Company’s stock transfer records pending the expiration of restrictions thereon. If a stock certificate for shares of restricted stock is issued, it shall bear an appropriate legend to reflect the nature of the restrictions applicable to the shares represented by the certificate, and the Committee may require that any or all such stock certificates be held in custody by the Company until the applicable restrictions have lapsed. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares of restricted stock, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the award. Unless otherwise specified by the Committee, each restricted stock unit Award shall be settled by the delivery of shares of Common Stock.

          (e)          Lapse of Restrictions; Delivery of Shares. If and when the vesting conditions and other restrictions applicable to a restricted stock award are satisfied or expire and upon the recipient’s payment of any taxes due thereon in accordance with Section 13 of the Plan, a certificate for the shares covered or referenced by the award, to the extent vested and free of restrictions, shall be delivered to the holder. All legends shall be removed from said certificates at the time of delivery except as otherwise required by applicable law. Settlement of a restricted stock unit Award shall be completed no later than the 15th day of the third month following the calendar year in which the Award becomes vested; provided, however, that, subject to compliance with Section 409A, the Committee, in its discretion, may provide for deferred settlement.

          (f)          Termination of Employment or Other Service. Unless otherwise determined by the Committee at grant or, if no rights of the recipient are thereby reduced, thereafter, upon the termination of a recipient’s employment or other service for any reason or no reason, any shares of restricted stock and any restricted stock units which have not yet become fully vested shall be forfeited, and any certificate therefor or book entry with respect thereto or other evidence thereof shall be cancelled.

          8.          Other Equity-Based Awards and Cash Incentive Awards. The Committee is authorized, subject to limitations under applicable law, to grant to participants such other forms of Award that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, including, without limitation, stock bonuses, dividend equivalents, rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the value of securities of or the performance of specified subsidiaries, and Awards designed to comply with or take advantage of the applicable laws of jurisdictions outside the United States. The Committee shall determine the terms and conditions of any such Awards. In addition, Cash Incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated and settled in cash, may be granted under the Plan, which Awards may be earned at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. The Committee may require or permit the deferred payment and/or installment payout of all or part of any stock Awards or Cash Incentive Awards made hereunder, provided that the terms and conditions applicable to such deferral or installment payout comply with the distribution election and distribution timing requirements of Section 409A of the Code.

          9.          Performance-Based Equity and Cash Awards. The Committee may grant Awards subject to any performance goals (“Performance Goals”) such that the Award is intended to meet the “performance based” conditions of Section 162(m) of the Code. For this purpose, a performance goal may be expressed in terms of or be based upon any one or more of the following business criteria: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) earnings before income taxes and depreciation, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating margins, (viii) reductions in operating expenses, (ix) sales or return on sales, (x) total shareholder return, (xi) return on equity, (xii) return on total capital, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) cost reductions and savings, (xvii) increase in surplus, (xviii) productivity improvements, (xix) revenue, (xx) revenue growth, (xxi) expenses, (xxii) margins, (xxiii) market capitalization, (xxiv)new product releases, (xxv) quality improvements, (xxvi) brand or product recognition or acceptance (including market share), (xxvii) cycle time reductions, (xxviii) strategic positioning or marketing programs or campaigns, (xxix) strategic accounts or alliances or partnerships, (xxx) business or information systems or organizational improvements, (xxxi) infrastructure support programs, (xxxii) human resource programs, (xxxiii) customer programs, (xxxiv) technology development programs, (xxxv) merger or acquisition integration, and/or (xxxvi) a participant’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. A Performance Goal established in connection with an Award covered by this section must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date when fulfillment is substantially uncertain, but not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period, and (3) based on any one or more of the business criteria set forth above. Any such Performance Goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be particular to a participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, with respect to which the participant provides services or on the performance of the Company generally. If and to the extent permitted for awards intended to qualify as “performance-based” under Section 162(m) of the Code and regulations thereunder, the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period. At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals established pursuant to this Section are achieved and the extent to which each performance-based award has been earned. The Committee may not exercise its discretion to increase the amount or value of an award that would otherwise be payable in accordance with the terms of a performance-based award made in accordance with this section.

          10.          Fair Market Value. For purposes of the Plan, “Fair Market Value” on any date shall be equal to the closing sale price per share as published by a national securities exchange or NASDAQ National Market on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange or NASDAQ National Market on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or NASDAQ National Market or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

          11.          Non-Transferability. Stock options and SARs granted under the Plan may not be transferred by a participant other than upon the participant’s death to a beneficiary designated by the participant in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the participant, pursuant to the participant’s will or by the laws of descent and distribution. All stock options and SARs shall be exercisable during the participant’s lifetime only by the participant (or, in the event of the participant’s incapacity, his or her guardian or legal representative). Shares of restricted stock granted under the Plan may not be transferred prior to the date on which shares are issued or, if later, the date on which such shares have vested and are free of any applicable restriction imposed hereunder. Except as otherwise specifically provided by the provisions hereof or the applicable Award agreement or instrument, no Award received under the Plan may be transferred in any manner, and any attempt to transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a stock option (other than an Incentive Stock Option) or SAR is transferable in whole or part in a gratuitous transfer to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe. A beneficiary or permitted transferee who succeeds to a participant’s Award shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

          12.          Adjustments upon a Capital Change. Subject to Section 18, upon any increase, reduction, or change or exchange of the Common Stock for a different number or kind of shares or other securities, cash or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock split in the form of a stock dividend, stock split or reverse stock split, combination or exchange of shares, or any other similar corporate transaction or event that affects the capitalization of the Company (a “Capital Change”), an equitable substitution or adjustment shall be made in (i) the aggregate number and/or kind of shares reserved for issuance under the Plan, (ii) the maximum number and/or kind of shares with respect to which Awards may be granted under the Plan to any employee during any calendar year, (iii) the kind, number and/or exercise price (or base price) of shares subject to outstanding options (or SARs) granted under the Plan, and (iv) the kind, number and/or purchase price of shares or other property subject to outstanding awards of restricted stock, restricted stock units or any other equity-based Awards granted under the Plan. Such other equitable substitutions or adjustments shall be made as may be determined by the Board, in its sole discretion. Without limiting the generality of the foregoing, but subject to Section 18, in connection with a Capital Change, the Board may provide, in its sole discretion, on a case by case basis, for: (A) the cancellation of any outstanding awards (i) in exchange for payment in cash or other property of the Fair Market Value of the shares of Common Stock covered by such awards (whether or not otherwise vested or exercisable), reduced, in the case of options or SARs, by the exercise or base price thereof, or (ii) for no consideration, in the case (and to the extent) of awards which are not otherwise then vested or exercisable; or (B) in the event of a liquidation or reorganization of the Company (including a merger, consolidation or sale or distribution of assets of the Company), the termination of any outstanding options upon notice given at least thirty (30) days prior to the effective date of the transaction, provided that such vested and exercisable options and SARs (or, in the Board’s discretion, all options and/or SARs, whether or not otherwise vested or exercisable), shall be exercisable until the effective date of such liquidation or reorganization in whole or in part as to all shares then subject thereto. In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such Award shall cover only the number of full shares resulting from the adjustment. All adjustments under this Section 12 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No adjustment may be made under this Section 12 if the adjustment would cause an award to become subject to Section 409A of the Code or, in the case of an award that is subject to Section 409A of the Code, if the adjustment would result in the imposition of tax under Section 409A(a)(1) of the Code.

          13.          Tax Withholding. As a condition to the exercise of any award or the delivery of any shares of Common Stock pursuant to any award or the lapse of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company Group relating to an award, (i) the Company Group may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an award recipient whether or not pursuant to the Plan or (ii) the Company Group shall be entitled to require that the recipient remit cash to the Company Group (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section 13 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

          14.          Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely the rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 12 of the Plan, any amendment which would increase the number of shares of Common Stock which may be issued under the Plan shall be subject to the approval of the Company’s stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time, provided, however, that no amendment which would affect adversely the rights of the holder of any outstanding award may be made without the consent of such holder. The foregoing notwithstanding, despite the attainment of Performance Goals in the case of any Award intended to satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code, the Committee may reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant. Notwithstanding the foregoing, subject to the limitations of applicable law, the Board may amend the terms of any one or more awards without the affected participant’s consent if such amendment is necessary to maintain the qualified status of the award as an Incentive Stock Option or to bring the award into compliance with Section 409A of the Code.

          15.          General Provisions.

          (a)          Compliance with Law. Shares of Common Stock shall not be issued pursuant to the Plan unless the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. If and to the extent (i) any portion of any payment, compensation or other benefit provided to an awardee pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the awardee is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the awardee (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the awardee during the period between the date of separation from service and the New Payment Date shall be paid to the awardee in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the awardee or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

          (b)          Investment Representation. The Committee may require each person acquiring shares of Common Stock to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

          (c)          Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

          (d)          No Employment or other Service Rights. Subject to any existing employment agreement, nothing contained in the Plan or in any award agreement shall confer upon any recipient of an award any right with respect to the continuation of his or her employment or other service with any one or more of the Company Group or interfere in any way with the right of the Company Group at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other service with the Company Group.

          (e)          Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

          (f)          Awards Not Includable for Benefit Purposes. Awards and other payments received by a participant pursuant to the provisions of the Plan shall not be shall not be considered as compensation in the determination of benefits under any pension, group insurance or other benefit plan applicable to the participant which is maintained by the Company or any of its affiliates, except as may be provided under the terms of such plans or determined by the Board.

          16.          Governing Law. All rights and obligations under the Plan and each award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

          17.          Term of the Plan. The Plan shall become effective upon its adoption by the Board, subject to approval by the stockholders of the Company within twelve (12) months of the date of such adoption. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The rights of any person with respect to an award previously made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award (as then in effect or thereafter amended) and the Plan (as then in effect or thereafter amended).

          18.          Change in Control of the Company. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Section 18 shall govern and supersede any inconsistent terms or provisions of the Plan.

          (a)          Definitions.

               (i)          Change in Control. For purposes of the Plan, “Change in Control” shall mean any of the following events:

                              (A)          The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty per cent (40%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), provided, however, that Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                              (B)          The consummation of a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or

                              (C)          The individuals who, as of July 1, 2011, are members of the Board (the “Incumbent Board”), cease for any reason to constitute more than fifty percent (50%) of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

                              (D)          A complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the Shareowners of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

               (ii)          Cause. For purposes of this Section 18 only, the term “Cause” shall mean (A) conviction of a felony or (B) engaging in conduct constituting willful gross misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

               (iii)          Good Reason. For purposes of this Section 18, the term “Good Reason” shall mean any of the following events or conditions occurring with respect to a participant at any time following a Change in Control, provided, however, that the event or condition is not corrected by the Company or successor or acquiring company within 30 days after receipt of written notice thereof from the participant and provided further that the participant shall furnish such written notice within 90 days after the event or condition occurs:

                              (A)          a reduction in the participant’s base salary or any failure to pay the participant compensation or benefits to which he or she is entitled within fifteen days of the date due;

                              (B)          a relocation by the Company or the acquiring or successor company of the participant’s principal place of employment by more than fifty miles;

                              (C)          a material diminution of the position, status or duties of the participant’s employment or of the participant’s working conditions; or

                              (D)          the failure by the Company or an acquiring or successor company to provide the participant with compensation and benefits, in the aggregate, substantially equivalent to those in effect immediately prior to the Change in Control.

          (b)          Effect of Change in Control on Certain Awards.

               (i)          If, following a Change in Control, the Company is not the surviving corporation and the surviving corporation or the acquiring corporation (such surviving corporation or acquiring corporation being hereinafter referred to as the “Acquiror”) does not assume the then outstanding options or other awards under the Plan or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such awards, then all such awards that are not so assumed or substituted shall become immediately and fully vested and, as applicable, exercisable immediately prior to the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for the payment in cash and/or in kind to be made to each participant for the cancellation of any outstanding options or other awards upon the consummation of the Change in Control, based upon the fair market value of the consideration received in such Change in Control by the Company’s stockholders in exchange for their Common Stock. If this provision applies, any outstanding award that is not exercised will terminate and be of no further force or effect at the time of the Change in Control, subject to the right, if any, of the holder to receive a payment under this Section 18(b)(i) in exchange for the cancellation of such award.

               (ii)          If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes outstanding options and/or other awards under the Plan or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such options or other awards, then all such awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan; provided, however, that, if, within twenty-four months following a Change in Control, a participant’s employment is terminated by the Company, the Acquiror or either of its or their affiliates without Cause or by the participant with Good Reason, then, upon such termination of employment, all such outstanding options and other awards (or substitutes therefor) shall become immediately and fully vested and, as applicable, exercisable.

* * *

APPENDIX B

ZYGO CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

PRESENTED AS PROPOSAL 5

          1. Purpose. The purpose of the Zygo Corporation Employee Stock Purchase Plan is to provide Eligible Employees of the Company and its Subsidiaries with a means to acquire shares of Common Stock through payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be interpreted and construed accordingly.

          2. Definitions. For purposes of the Plan, the following terms have the following meanings:

                    “Account” shall mean the bookkeeping account established in the name of each Participant to reflect the payroll deductions made on behalf of the Participant.

                    “Board” shall mean the Board of Directors of the Company.

                    “Code” shall mean the Internal Revenue Code of 1986, as amended.

                    “Committee” shall mean the committee appointed to administer the Plan in accordance with Section 4 or, if no such committee is duly constituted or appointed, the Board.

                    “Common Stock” shall mean the Company’s common stock, par value, $0.10.

                    “Company” shall mean Zygo Corporation, a Delaware corporation, and any successor thereto.

                    “Compensation” shall mean the base compensation paid by the Company or a Subsidiary to a Participant which is required to be reported as wages on the Participant’s Form W-2, including such additional amounts which are not includible in gross income by reason of Sections 125, 402(e)(3) or 402(h)(1)(B) of the Code, and excluding any bonuses, overtime pay, severance, sick leave, expense and relocation allowances, gains from the exercise of stock options and other irregular payments (except commissions).

                    “Employee” shall mean any person on the active employment payroll of the Company or any of its Subsidiaries. Any person classified by the Company or any of its Subsidiaries at the time services are provided as an independent contractor or consultant shall not be eligible to participate in the Plan during the period which he or she is so classified even if later retroactively reclassified as an Employee during all or any part of such period pursuant to applicable law or otherwise.

                    “Eligible Employee” shall mean, with respect to an Offering Period, any Employee on the Enrollment Date who satisfies each of the following criteria:

                              the Employee does not immediately after the grant, directly or indirectly, own stock (as defined by the Code) and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a “parent corporation” or Subsidiary of the Company;

                              the Employee’s customary employment is for twenty (20) hours or more per week or such lesser number of hours established by the Committee on a uniform and nondiscriminatory basis; and

                              the Employee customarily works a minimum of five (5) months per year, or such lesser number of months established by the Committee on a uniform and nondiscriminatory basis.

If the Committee permits any Eligible Employee of a Subsidiary to participate in the Plan during an Offering Period, then all Eligible Employees of that Subsidiary shall also be permitted to participate in the Plan during such Offering Period.

                    “Enrollment Date” shall mean the first day of an Offering Period.

                    “Exercise Date” shall mean the last day of an Offering Period.

                    “Fair Market Value” for purposes of the Plan, unless otherwise required by the Code, shall mean, as of any date, the closing sale price per share of Common Stock as published by the principal national securities exchange on which the Common Stock is traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of the Common Stock are not listed on a national securities exchange on such date, the last reported trading price or, if none, the average of the bid and asked prices in the over-the-counter market at the close of trading on such date. If there is no such reported price for the Common Stock for the date in question due to the applicable stock market not being open for trading, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

                    “Offering Period” shall mean each period designated as such by the Committee, subject to compliance with Section 423 of the Code; provided, however, that the duration of each Offering Period will be no less than one month and no more than 27 months. The number of Offering Periods in any calendar year may not exceed twelve. ~~the six (6) month period commencing on January 1, 2001 or such later date as established by the Committee, and each successive six (6) month period thereafter. To the extent permitted under Section 423 of the Code, the Committee shall have the power to change the duration of future Offering Periods and the commencement dates thereof.~~

                    “Participant” shall mean any Eligible Employee for whom an Account is maintained under the Plan.

                    “Purchase Price” shall mean, subject to adjustment pursuant to Section 10 hereof, ~~eighty-five percent (85%)~~ ninety percent (90%) of the lesser of the Fair Market Value of a share of Common Stock on (i) the Enrollment Date or (ii) the Exercise Date.

                    “Plan” shall mean this Zygo Corporation Employee Stock Purchase Plan, as amended from time to time.

                    “Subsidiary” shall mean any “subsidiary corporation” of the Company (within the meaning of Section 424(f) of the Code) that is designated by the Committee as an eligible Subsidiary under the Plan from time to time.

          3. Available Shares. Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be sold under the Plan shall not exceed 1,000,000 ~~500,000~~ shares. Such shares may be either authorized and unissued or held by the Company in its treasury. The Committee may cause the Company to purchase previously issued and outstanding shares of Common Stock in order to enable the Company to satisfy its obligations hereunder. Subject to the annual limitation described in Section 5 and to adjustment pursuant to Section 10 or as otherwise determined by the Committee prior to the commencement of any Offering Period, the maximum number of shares of Common Stock a Participant may purchase during any Offering Period shall not exceed 2,000 shares.~~500 shares~~

          4. Administration. The Plan shall be administered by the Company’s Compensation Committee or such other committee appointed by the Board from time to time. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to interpret the provisions of the Plan, to change the time covered by an Offering Period, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by written consent. The decision of the Committee, including questions of construction, interpretation and administration, shall be final, binding and conclusive on all persons. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or of a Subsidiary who provides assistance or performs services in connection with the administration or interpretation of the Plan against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

          5. Eligibility and Enrollment. An Eligible Employee shall become a Participant on the first Enrollment Date occurring on or after his or her satisfaction of the Plan’s eligibility requirements and completion of a Plan enrollment form authorizing payroll deductions. Such enrollment form must be filed with the Company prior to the applicable Offering Period and during the enrollment period established by the Company. Payroll deductions for a Participant shall commence with the first payroll and shall end with the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant in accordance with the provisions hereof. Notwithstanding any provisions of the Plan to the contrary, to the extent required by applicable law, no Participant may be granted the right to purchase Common Stock under the Plan if and to the extent that the Participant’s right to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or a Subsidiary would accrue at a rate which exceeds $25,000 in Fair Market Value (determined at the time of grant) in accordance with the Code for each calendar year in which such right is outstanding.

          6. Payroll Deduction. At the time a Participant enrolls in the Plan, he or she must elect the amount to be deducted from each paycheck during the Offering Period(s) covered by the election, provided that (i) unless otherwise determined by the Committee with respect to future Offering Periods, no more than ten percent (10%) of a Participant’s Compensation may be withheld under the Plan on any pay date, and (ii) the Committee, acting in its discretion and in a uniform and nondiscriminatory manner, may establish a minimum required amount or percentage of Compensation which must be withheld during an Offering Period. All payroll deductions made for a Participant shall be credited to the Participant’s Account. Interest shall not accrue on any amounts credited to a Participant’s Account. The rate of a Participant’s contribution, once established, shall remain in effect for all subsequent Offering Periods unless changed by the Participant in writing at such time and in such manner as the Committee may prescribe.

          7. Purchase of Shares. On each Exercise Date, the amount credited to a Participant’s Account shall be used to purchase a whole number of shares of Common Stock, the number of which will be determined by dividing the amount credited to the Participant’s Account by the Purchase Price per share. Any amount remaining in the Participant’s Account shall be credited to the Participant’s Account as of the beginning of the next Offering Period. If the total number of shares of Common Stock to be purchased as of an Exercise Date, when aggregated with shares of Common Stock previously purchased under the Plan, exceeds the number of shares then authorized under the Plan, a pro-rata allocation of the available shares shall be made among the Participants based upon the amounts in their respective Accounts as of the Exercise Date.

          8. Discontinuance or Withdrawal; Withholding Changes.

                    8.1 Discontinuance or Withdrawal. At any time during an Offering Period, a Participant may notify the Company that he or she wishes to discontinue contributions under the Plan. This notice shall be in writing and shall become effective as soon as practicable following its receipt by the Company. A Participant may elect to withdraw all, but not less than all, of the amount of his or her Account at any time during an Offering Period, except on the Exercise Date with respect to that Offering Period. If a withdrawal is made during an Offering Period, no further contributions shall be permitted during that Offering Period by the withdrawing Participant.

                    8.2 Withholding Changes. At any time during an Offering Period, a Participant may increase or decrease the rate of his or her payroll deductions by completing and filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of payroll deduction rate changes during any Offering Period. The change in rate shall be effective as soon as practicable following the Company’s receipt of the new enrollment form.

                    8.3 Termination of Employment. Any Participant whose employment with the Company and its Subsidiaries is terminated for any reason before an Exercise Date shall thereupon cease being a Participant. The total amount credited to the Participant’s Account during the Offering Period shall be returned to the Participant or, in the case of a deceased Participant, to the Participant’s beneficiary, as soon as practicable after the Participant’s termination of employment.

          9. Rights as a Stockholder. No shares of Common Stock shall be issued under the Plan until full payment therefor has been made. A Participant shall have no rights as a stockholder with respect to any shares until the date a stock certificate (or its equivalent) for such shares are issued to him or her. Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate (or its equivalent) is issued.

          10. Capital Changes; Reorganization; Sale.

                    10.1 Adjustments upon Changes in Capitalization. The aggregate number and class of shares of Common Stock which may be sold under the Plan and purchased by a Participant, as well as the number and class of shares of Common Stock and the price per share covered by each right outstanding under the Plan which has not yet been exercised, shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization.

                    10.2 Cash, Stock or Other Property for Stock. Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), each Participant shall be permitted to purchase Common Stock with the balance of his or her Account immediately prior to such Exchange Transaction, and any amount credited to a Participant’s Account which is not used to purchase Common Stock before the Exchange Transaction shall be distributed to the Participant. Notwithstanding the preceding sentence, (i) if, as part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock

(whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then the rights of all Participants to purchase shares of Common Stock shall be converted into rights to purchase shares of Exchange Stock on an economically equivalent basis; and (ii) the Board, acting in its discretion, may suspend operation of the Plan as of any date that occurs after a contract is made which, if consummated, would result in an Exchange Transaction and before the Exchange Transaction is consummated.

                    10.3 Definition of Exchange Transaction. For purposes hereof, the term “Exchange Transaction” shall mean a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

                    10.4 Determination of Committee to be Final. All adjustments under this Section 10 shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

          11. Amendment and Termination. The Board may amend or terminate the Plan at any time; provided, however, that, except as otherwise provided in Section 10 hereof, any amendment which increases the aggregate number of shares of Common Stock which may be issued under the Plan, modifies the corporations or class of corporations whose employees are offered options under the Plan or otherwise requires stockholder approval under applicable law shall be subject to the approval of the Company’s stockholders.

          12. Transferability. The rights of a Participant to purchase Common Stock under the Plan are not assignable or transferable and may only be exercised during the Participant’s lifetime by the Participant. A Participant may file a written designation of a beneficiary who is to receive the amount credited to the Participant’s Account in the event of the Participant’s death during an Offering Period. A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a validly designated beneficiary who is living at the time of the Participant’s death, the Participant’s estate shall be deemed to be his or her designated beneficiary.

          13. No Rights Conferred. Nothing contained in the Plan shall be deemed to give any individual any right to be retained in the employ of the Company and its Subsidiaries or to interfere with the right of the Company and its Subsidiaries to discharge him or her at any time.

          14. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

          15. Legal Requirements. The Committee may impose such other conditions with respect to the purchase of Common Stock hereunder, including, without limitation, any conditions relating to the application of federal or state securities laws and/or any exchange or listing requirements as it may deem necessary or advisable.

          16. Governing Law. The Plan shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law.

          17. Decisions and Determinations. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final, binding and conclusive.

          18. Effective Date. The Plan shall become effective as of the date of its adoption by the Board, subject to approval by the Company’s stockholders within twelve (12) months thereafter.

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on November 16, 2011.

Meeting Information

ZYGO CORPORATION	Meeting Type: Annual
For holders as of: September 20, 2011

Date: November 16, 2011 Time: 9:00 a.m. EST

	Location:	Zygo Corporation 21 Laurel Brook Road Middlefield, CT 06455

ZYGO CORPORATION 21 LAUREL BROOK ROAD P.O. BOX 448 MIDDLEFIELD, CT 06455

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M38507-P15497

Before You Vote

How to Access the Proxy Materials

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NOTICE AND PROXY STATEMENT ANNUAL REPORT
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follow the instructions.

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M38508-P15497

Voting Items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:
	01) Stephen D. Fantone	05)	Robert B. Taylor
	02) Samuel H. Fuller	06)	Carol P. Wallace
	03) Chris L. Koliopoulos	07)	Gary K. Willis
	04) Seymour E. Liebman

The Board of Directors recommends you vote FOR the following proposal:

2.	To approve a non-binding advisory resolution approving the Company’s executive compensation as disclosed in the accompanying proxy statement.

The Board of Directors recommends you vote for 1 YEAR on the following proposal:

3.	To approve a non-binding advisory resolution with respect to the frequency of future advisory votes on the Company’s executive compensation.

The Board of Directors recommends you vote FOR proposals 4, 5 and 6:

4.	To approve the adoption of the Zygo Corporation 2012 Equity Incentive Plan.

5.	To approve the amendment to the Zygo Corporation Employee Stock Purchase Plan.

6.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for fiscal 2012.

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

M38509-P15497

M38510-P15497

ZYGO CORPORATION
21 LAUREL BROOK ROAD
P.O. BOX 448
MIDDLEFIELD, CT 06455

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ZYGO CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐

Nominees:

	01) Stephen D. Fantone	05) Robert B. Taylor
	02) Samuel H. Fuller	06) Carol P. Wallace
	03) Chris L. Koliopoulos	07) Gary K. Willis
04) Seymour E. Liebman

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain	The Board of Directors recommends you vote FOR proposals 4, 5 and 6:		For	Against	Abstain

2.	To approve a non-binding advisory resolution approving the Company’s executive compensation as disclosed in the accompanying proxy statement.		☐	☐	☐	4.	To approve the adoption of the Zygo Corporation 2012 Equity Incentive Plan.	☐	☐	☐

						5.	To approve the amendment to the Zygo Corporation Employee Stock Purchase Plan.	☐	☐	☐

The Board of Directors recommends you vote for 1 YEAR on the following proposal:		1 Year	2 Years	3 Years	Abstain	6.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for fiscal 2012.	☐	☐	☐
3.	To approve a non-binding advisory resolution with respect to the frequency of future advisory votes on the Company’s executive compensation.	☐	☐	☐	☐	NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting Admission Ticket

2011 Annual Meeting of Stockholders
Zygo Corporation
November 16, 2011
at
21 Laurel Brook Rd
Middlefield, CT 06455
Beginning at 9:00 a.m. EST

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M38506-P15497

ZYGO CORPORATION Annual Meeting of Stockholders November 16, 2011 9:00 a.m.
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Dr. Chris L. Koliopoulos and Mr. John A. Tomich as Proxies, and each of them acting singly, with power of substitution to each, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Zygo Corporation held of record by the undersigned on September 20, 2011 at the Annual Meeting of Stockholders to be held on November 16, 2011 at 9:00 a.m. EST or any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, the Proxy will be voted “For” the election of each of the named nominees for Director, “For” Proposals 2, 4, 5 and 6 and in favor of 1 year on Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side